As filed pursuant to rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-176930

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 22, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 20, 2011)

$150,000,000

% Convertible Senior Notes due 2019

We are offering $150.0 million in aggregate principal amount of our         % Convertible Senior Notes due 2019. We have granted the underwriters named below the right to purchase, exercisable during the 30-day period beginning on the date of this prospectus supplement, up to an additional $22.5 million in aggregate principal amount of notes to cover over-allotments.

The notes will bear interest at a rate of         % per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2013. We will also pay interest on November 1, 2018.

Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the stated maturity date.

Upon conversion, we will deliver a number of shares of our common stock, per $1,000 principal amount of notes, equal to the conversion rate, as described in this prospectus supplement.

The initial conversion rate will be         shares of our common stock for each $1,000 principal amount of notes, which represents an initial conversion price of approximately $        per share. If certain corporate transactions occur on or prior to the stated maturity date, we will increase the conversion rate for a holder that elects to convert its notes in connection with such a corporate transaction.

If a fundamental change, as defined herein, occurs prior to the stated maturity date, holders may require us to purchase for cash all or any portion of their notes at a fundamental change purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

We may not redeem the notes prior to November 6, 2018. On or after November 6, 2018, and prior to the stated maturity date, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. No sinking fund is provided for the notes.

The notes will be unconditionally guaranteed, jointly and severally, by certain of our operating subsidiaries on a senior unsecured basis. The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness.

Concurrently with this offering, under a separate prospectus supplement, we are offering $100.0 million of our common stock (or $115.0 million if the underwriters in that offering exercise their option to purchase additional shares in full). The closing of this offering of notes is not conditioned upon the closing of the concurrent offering of our common stock, and the closing of the concurrent offering of our common stock is not conditioned upon the closing of this offering.

We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “KBH.” On January 18, 2013, the closing sale price of our common stock was $16.61 per share.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public Offering Price		%	$
Underwriting Discount		%	$
Proceeds to KB Home (before estimated expenses)		%	$

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from January     , 2013. The underwriters expect that the notes will be delivered on or about January     , 2013.

Joint Book Running Managers

Citigroup	Credit Suisse
BofA Merrill Lynch	Deutsche Bank Securities

The date of this prospectus supplement is                  , 2013.

Prospectus Supplement

You should rely only on the information contained in or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any of the underwriters have authorized anyone to provide you with any information other than the information contained in or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement, the date on the front of the accompanying prospectus or the date of the applicable incorporated document, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those dates.

When this prospectus supplement uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home, a Delaware corporation, and its subsidiaries unless otherwise stated or the context otherwise requires.

Our fiscal year ends on November 30. When this prospectus supplement refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

S-i

We are one of the largest homebuilding companies in the United States. When we refer in this prospectus supplement or accompanying prospectus or in the documents incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, which include detached and attached single-family homes, townhomes and condominiums, and references to our homebuilding revenues and similar references refer to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information in this prospectus supplement and accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein or therein concerning the housing market, the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following is a brief summary of the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein. It does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein, including the “Risk Factors” and the financial statements and the related notes included elsewhere or incorporated by reference herein or therein, before making a decision with respect to an investment in the notes. Unless the context otherwise requires, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

KB HOME

We are one of the largest and most recognized homebuilding companies in the United States, with operating divisions in the following regions and states: West Coast — California; Southwest — Arizona, Nevada and New Mexico; Central — Colorado and Texas; and Southeast — Florida, Maryland, North Carolina and Virginia. Founded in 1957, we are listed on the New York Stock Exchange under the ticker symbol “KBH.” We are incorporated in Delaware. Our principal executive offices are located at 10990 Wilshire Boulevard, Los Angeles, California 90024. Our telephone number is (310) 231-4000.

RECENT DEVELOPMENTS

Preliminary Quarter-to-Date Net Orders

On January 22, 2013, we reported preliminary quarter-to-date net orders for our first fiscal quarter of 2013. Net orders for new homes were 750 quarter-to-date through January 18, 2013, representing an increase of 54%, compared to net orders of 488 through January 20, 2012 in the first quarter of last year. As we announced, while the improved quarter-to-date net orders compare favorably to the weak net order performance in the prior year period, the relative improvement is expected to moderate as the fiscal first quarter 2013 continues. In addition, these preliminary net order results are unaudited, should not be considered indicative of results for the full quarter, and may be adjusted in our full quarter reported financial statements. Actual results may differ materially due to a number of factors, including those referred to in “Forward-Looking Statements” in this prospectus supplement and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus.

Concurrent Common Stock Offering

Concurrently with this offering of notes, under a separate prospectus supplement, we are offering                 $100.0 million of our common stock ($115.0 million if the underwriters in that offering exercise their option to purchase additional shares in full) in an underwritten public offering, which we refer to herein as the “common stock offering.” Unless the context requires, all information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase such additional shares. The closing of this offering of notes is not conditioned upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not conditioned upon the closing of this offering. The foregoing description and other information regarding the common stock offering is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any shares of common stock in the common stock offering, and no part of the common stock offering is incorporated by reference in this prospectus supplement.

Potential Revolving Credit Facility

We have engaged Citigroup Global Markets Inc. (“CGMI”) to assemble a syndicate of financial institutions to provide a new $200 million unsecured revolving credit facility. CGMI has informed us that it has received commitments from several financial institutions with respect to this credit facility (all of which are affiliates of the underwriters in this offering), subject to execution of satisfactory documentation. The definitive terms of, and the obligations of KB Home, CGMI and/or any members of the syndicate of financial institutions to enter into, such a revolving credit facility or any similar credit facility are subject to additional discussions and negotiations among the parties, and there is no assurance that a new revolving credit facility or similar facility for KB Home will be consummated.

Nationstar Mortgage Joint Venture

On January 22, 2013, we announced that we have entered into an agreement with Nationstar Mortgage LLC, our current preferred mortgage lender and the principal operating subsidiary of Nationstar Mortgage Holdings Inc., to form Home Community Mortgage, LLC, a limited liability company that will offer an array of mortgage banking services to KB Home customers. Nationstar will continue to operate as our preferred mortgage lender until Home Community Mortgage is fully deployed, which is expected in the latter part of this year.

OFFERING SUMMARY

The summary below contains basic information about this offering and the notes and related guarantees. It may not contain all of the information that is important to you. You should read this entire prospectus supplement and accompanying prospectus carefully, including “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus, before making an investment in the notes. In this section, “KB Home,” “we,” “our,” and “us” mean KB Home excluding our subsidiaries, unless otherwise stated or the context requires.

Issuer	KB Home, a Delaware corporation.

Securities Offered(1)	$ in aggregate principal amount of % Convertible Senior Notes due 2019 (plus up to an additional $ in aggregate principal amount to cover over-allotments).

Maturity	February 1, 2019, unless earlier purchased, redeemed or converted.

Interest	% per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2013. We will also pay interest on November 1, 2018. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of the Notes — Events of Default” in this prospectus supplement.

Guarantees	All of our payment and delivery obligations on the notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our operating subsidiaries, which we refer to herein as the “guarantors.” Each of these guarantors also guarantees, on a senior unsecured basis, our outstanding 5 3/4% Senior Notes due 2014, 5 7/8% Senior Notes due 2015, 6 1/4% Senior Notes due 2015, 9.100% Senior Notes due 2017, 7 1/4% Senior Notes due 2018, 8.00% Senior Notes due 2020 and 7.5% Senior Notes due 2022 (collectively, our “existing senior notes”).

Each guarantor’s guarantee of the notes offered hereby will rank equally with all other unsecured and unsubordinated indebtedness and guarantees of that guarantor, including its guarantees of our borrowings and other obligations under our existing senior notes. Your right to payment under the guarantees of the notes offered hereby will be effectively subordinated to all existing and future secured indebtedness of the guarantors of the notes to the extent of the value of the assets securing such indebtedness. See “Description of Debt Securities — Guarantees” and “Description of Debt Securities — Ranking — Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus.

Under certain circumstances, any or all of the guarantors may be released from their guarantees of the notes, and other subsidiaries of ours may, or may be required to, guarantee the notes.

Ranking	The notes offered hereby will be our unsecured and unsubordinated obligations and will rank equally with all of our other senior unsecured indebtedness including, without limitation, our existing senior notes. Your right to payment under the notes offered hereby will be:

•

structurally subordinated to all existing and future indebtedness, trade payables, guarantees and other liabilities of the subsidiaries of ours that are not guarantors of the notes, which we refer to herein as “non-guarantor subsidiaries.” Non-guarantor subsidiaries had approximately $188.0 million of liabilities outstanding, excluding intercompany liabilities, as of November 30, 2012; and

•

effectively subordinated to all our existing and future secured indebtedness, and the guarantees will be effectively subordinated to all the existing and future secured indebtedness of the guarantors of the notes, in each case to the extent of the value of the assets securing such indebtedness. Such indebtedness, currently comprised principally of indebtedness secured by purchase money mortgages on real property, was approximately $44.5 million at November 30, 2012.

Optional Redemption	We may not redeem the notes prior to November 6, 2018. On or after November 6, 2018, and prior to the stated maturity date, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date, on at least 30 and not more than 60 days’ notice. No sinking fund is provided for the notes.

Conversion	Holders may surrender their notes for conversion at any time prior to the close of business on the business day immediately preceding the stated maturity date.

However, no beneficial owner of notes will be entitled to receive shares of our common stock upon conversion of the notes and any delivery of shares of our common stock upon conversion of the notes will be void and of no effect (i) if the beneficial owner of such notes or certain persons with which such beneficial owner is affiliated or associated is an Acquiring Person (as defined in our stockholder rights plan), or (ii) to the extent (but only to the extent) that such receipt or delivery would cause the beneficial owner of such notes or such persons to become an Acquiring Person. See “Description of the Notes — Conversion of Notes — Conversion Restrictions” in this prospectus supplement.

The initial conversion rate for the notes will be shares of our common stock for each $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of our common stock). On conversion, holders of the notes will not be entitled to receive cash in lieu of shares of our common stock, except for cash in lieu of fractional shares.

Subject to the restrictions described above, upon conversion, we will deliver a number of shares of our common stock, per $1,000 principal amount of notes, equal to the conversion rate (together with a cash payment in lieu of any fractional share). Settlement will occur on the third business day following the relevant conversion date. See “Description of the Notes — Conversion of Notes — Settlement upon Conversion” and “Description of the Notes — Conversion of Notes — Conversion Restrictions” in this prospectus supplement.

Holders will not receive any additional cash payment or additional shares of our common stock representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the consideration delivered to you upon conversion of a note.

The conversion rate for the notes is subject to adjustment as described under “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments” and “Description of the Notes — Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” An adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

Common Stock Ownership Limitations	At November 30, 2012, we had deferred tax assets, net of deferred tax liabilities, totaling $880.1 million against which we have provided a full valuation allowance. The benefit of these deferred tax assets, among other things, would be reduced or eliminated if we experience an “ownership change,” as determined under Internal Revenue Code Section 382. In 2009, we amended our restated certificate of incorporation and adopted our stockholder rights plan in order to block or deter transfers of our common stock that could result in an ownership change. Although these measures do not guarantee complete protection against an ownership change, the combined effect of our certificate of incorporation and stockholder rights plan may be to limit your ability to, directly or indirectly, make acquisitions or dispositions of our common stock. See “Risk Factors — Risk Factors Relating to the Notes and Our Common Stock — Our certificate of incorporation and stockholder rights plan may limit the extent to which you can, directly or indirectly, acquire or dispose of our common stock, and our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code” in this prospectus supplement.

Increase to Conversion Rate Following a Make-Whole Adjustment Event

If certain corporate events as described in this prospectus supplement under “Description of the Notes — Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” occur at any time prior to the stated maturity date, each of which we refer to herein as a “make-whole adjustment event,” the conversion rate for any notes converted following such make-whole adjustment event will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of our common stock. A description of how the number of additional shares will be determined and a table showing the number of additional shares of our common stock, if any, by which the conversion rate will be increased following a make-whole adjustment event is set forth under “Description of the Notes — Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” in this prospectus supplement.

Purchase of Notes at Your Option upon a Fundamental Change	Holders may require us to purchase for cash all or any portion of their notes upon the occurrence of a fundamental change at the fundamental change purchase price equal to 100% of the principal amount of the notes being purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. For the definition of “fundamental change” and related information, see “Description of the Notes — Purchase of Notes at Your Option upon a Fundamental Change” in this prospectus supplement.

Concurrent Common Stock Offering	Concurrently with this offering of notes, under a separate prospectus supplement, we are offering $100.0 million of our common stock ($115.0 million if the underwriters’ option to purchase additional shares is exercised in full) in an underwritten public offering. The closing of this offering of notes is not conditioned upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not conditioned upon the closing of this offering. See “Prospectus Supplement Summary — Recent Developments — Concurrent Common Stock Offering” in this prospectus supplement.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters’ over-allotment option is exercised in full). We estimate that the net proceeds from the concurrent common stock offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters’ option to purchase additional shares is exercised in full). The closing of this offering of notes is not conditioned upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not conditioned upon the closing of this offering.

We intend to use the net proceeds from this offering together with the net proceeds of the concurrent common stock offering, if consummated, for general corporate purposes, including without limitation land acquisition and development. See “Use of Proceeds” in this prospectus supplement.

Trading	We do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on the New York Stock Exchange under the ticker symbol “KBH.”

Risk Factors	You should carefully review the information in this prospectus supplement under the caption “Risk Factors,” as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein, in evaluating an investment in the notes.

Certain U.S. Federal Income Tax Considerations	You should consult your tax advisor with respect to the United States federal income tax consequences of owning the notes and the common stock into which the notes may be converted in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Trustee, Paying Agent and Conversion Agent	U.S. Bank National Association.

Global Securities; Book-Entry Form	The notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

(1)	Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

RISK FACTORS

An investment in the notes and our common stock involves certain risks. You should carefully consider the risks and uncertainties described below before investing in the notes, as well as the risks and uncertainties described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. The following important factors could adversely impact our homebuilding and financial services operations, and our consolidated financial statements. These factors could cause our actual results to differ materially from the forward-looking and other statements that we make in this prospectus supplement and the accompanying prospectus, and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. However, these are not the only risks and uncertainties that we face. The market or trading price of the notes and our common stock could decline due to any of these risks or uncertainties, and you may lose all or part of your investment. You are also cautioned that some of the statements contained or incorporated by reference in this prospectus supplement and accompanying prospectus are “forward-looking statements” and are subject to risks, uncertainties and assumptions. See “Forward-Looking Statements” in this prospectus supplement.

Risk Factors Relating to KB Home

For a discussion of risks and uncertainties relating to KB Home and our business, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risk Factors Relating to the Notes and Our Common Stock

We will continue to have the ability to incur debt after this offering. If we incur substantial additional debt, these higher levels of debt may affect our ability to pay the principal of and interest on the notes.

We and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or any fundamental change purchase price, and our creditworthiness generally.

Your right to receive payments on the notes will be effectively subordinated to the rights of any secured creditors of our company. Further, the guarantees of these notes will be effectively subordinated to all of our guarantors’ secured indebtedness.

Your right to receive payments on the notes offered hereby will be effectively subordinated to the rights of any secured creditors of ours, and the guarantees of the notes will be effectively subordinated to all of our guarantors’ secured indebtedness, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any insolvency, foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors.

The notes will initially be guaranteed by certain of our subsidiaries. However, a substantial portion of our revenue and income is generated by, and a substantial portion of our assets is held by, the non-guarantor subsidiaries. For example, the non-guarantor subsidiaries generated approximately 37% of our consolidated revenues during the fiscal year ended November 30, 2012, and the non-guarantor subsidiaries held approximately 28% of our consolidated assets at November 30, 2012. For further information, you should review note 21 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and includes condensed consolidating financial statements that separately present the results of operations and financial condition of the guarantor and non-guarantor subsidiaries.

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including our existing senior notes and the notes offered hereby. Our subsidiaries are separate and distinct legal entities and the non-guarantor subsidiaries have no obligation to make payments on the notes offered hereby or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

Because of our holding company structure, the notes offered hereby will be structurally subordinated to all existing and future liabilities of the non-guarantor subsidiaries. These liabilities may include, among others, indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any non-guarantor subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are allowed claims as a creditor of a non-guarantor subsidiary, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us. As of November 30, 2012, the non-guarantor subsidiaries had approximately $188.0 million of liabilities outstanding, excluding intercompany liabilities, to which the notes offered hereby would be structurally subordinated.

The notes offered hereby will also be effectively subordinated to our existing and future secured indebtedness and the guarantees will be effectively subordinated to the existing and future secured indebtedness of the guarantors of the notes. The aggregate principal amount of such existing indebtedness, currently comprised principally of indebtedness secured by purchase money mortgages on real property, was approximately $44.5 million at November 30, 2012.

Each guarantor of the notes offered hereby also guarantees, on a senior unsecured basis, our existing senior notes. Each guarantor’s guarantee of the notes offered hereby will rank equally with all other unsecured and unsubordinated indebtedness and guarantees of that guarantor, including its guarantees of our borrowings and other obligations under our existing senior notes. At November 30, 2012, we had $1.67 billion outstanding of existing senior notes. Your right to payment under the guarantees of the notes offered hereby will be effectively subordinated to the secured indebtedness of the guarantors of the notes to the extent of the value of the assets securing such indebtedness, as described above.

The indenture that will govern the notes offered hereby does not contain any limitation on the amount of unsecured liabilities, including indebtedness and guarantees, that we and our subsidiaries may incur in the future.

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

The notes offered hereby will initially be guaranteed by the guarantors and, under certain circumstances, other subsidiaries of ours may, or may be required to, guarantee the notes. Any of these guarantees may be subject to review as fraudulent transfers under federal bankruptcy law and comparable provisions of state fraudulent transfer laws in the event a bankruptcy or reorganization case is commenced by or on behalf of one of the guarantors or if a lawsuit is commenced against one of the guarantors by or on behalf of an unpaid creditor of such guarantor. Although the elements that must be found for a guarantee to be determined to be a fraudulent transfer vary depending upon the law of the jurisdiction that is being applied, as a general matter, if a court were to find that, at the time any guarantor issued its guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee, and

(i)	was insolvent or rendered insolvent by reason of issuing the guarantee; or

(ii)	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

(iii)	intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under such guarantee, subordinate the guarantee to that of the guarantor’s other debt or take other action detrimental to you and the guarantees of the notes offered hereby, including directing the return of any payments received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt or issued its guarantee:

•	the present fair value of its assets was less than the amount that would be required to pay its liabilities on its existing debts, including contingent liabilities; or

•	it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether or not the guarantors were solvent at a relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors’ other debt. Any guarantee could also be subject to the claim that, because the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

Corporate benefit laws and other limitations on guarantees may adversely affect the validity and enforceability of the guarantees of the notes.

The guarantees by the guarantors provide the holders of the notes with a direct claim against the assets of the guarantors. The guarantees, however, will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, voidable or otherwise ineffective under applicable law. This limit may not be effective to protect such guarantees from being voided under fraudulent transfer laws. This limit may also eliminate any guarantor’s obligations or reduce such guarantor’s obligations to an amount that effectively makes the guarantee worthless. In a recent Florida bankruptcy case, a similar limit was found to be ineffective to prevent the guarantees from being avoided as fraudulent transfers in their entirety.

In addition, enforcement of any of these guarantees against any guarantor will be subject to certain defenses available to guarantors generally. These laws and defenses include those that relate to fraudulent conveyance or transfer (as described in the preceding risk factor), voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a guarantor may have no liability or decreased liability under its guarantee.

The guarantors may be released from their guarantees of the notes under certain circumstances.

Any or all of the guarantors of the notes offered hereby may be released from their respective guarantees under certain circumstances specified in the indenture that will govern the notes. If this were to occur, holders of the notes would be structurally subordinated to the liabilities of such released guarantors, as described above, which could have a material adverse effect on the value of the notes. See “Description of Debt Securities — Guarantees” in the accompanying prospectus.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they would otherwise employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed for the remainder of that day and the following day only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a “covered security,” these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct a convertible arbitrage strategy.

The SEC has also approved a pilot program, which is referred to herein as the “single stock circuit breaker program,” allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and certain exchange traded funds and notes if the price of any such security moves 10% or more from a sale price in a five-minute period. Beginning on August 8, 2011, the single stock circuit breaker program was expanded to include all other NMS stocks, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. The single stock circuit breaker program is currently set to expire on February 4, 2013. The SEC also recently approved two proposals submitted by national securities exchanges and FINRA. One initiative is the “Limit Up-Limit Down” plan, which will replace the single stock circuit breaker program and require securities exchanges, alternative trading systems, broker-dealers and other trading centers to establish policies and procedures that prevent the execution of trades and the display of offers from occurring outside of a specified price band. If bid or offer quotations are at the far limit of the price band for more than 15 seconds, trading in that security will be subject to a five-minute trading pause. The Limit Up-Limit Down plan is scheduled to go into effect on a one-year pilot basis on February 4, 2013.

The second initiative will change existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. The changes will lower the percentage-decline thresholds for triggering a market-wide trading halt and shorten the amount of time that trading is halted. Market declines under the new system will be measured by reference to the S&P 500 Index rather than the Dow Jones Industrial Average, and the trigger thresholds will be calculated daily rather than quarterly. The changes to the market-wide circuit breaker system are scheduled to go into effect on a one-year pilot basis on February 4, 2013.

The restrictions on trading imposed by the single stock circuit breaker program, the market-wide circuit breaker system and, when effective, the Limit Up-Limit Down plan may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct a convertible arbitrage strategy.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) also introduced regulatory uncertainty that may impact trading activities relevant to the convertible notes. This legislation will require many over-the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. We cannot predict how the SEC and other regulators will ultimately implement this legislation or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes. Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, between July 2008 and September 2008, the SEC issued a series of emergency orders placing restrictions on the short sale of the common stock of certain financial services companies. The orders made a convertible arbitrage strategy difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this “Risk Factors” section, elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated or deemed incorporated by reference herein or therein, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who are concerned about the dilution of their ownership interests as a result of the conversion of some or all of the notes and/or who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes. This may result in greater volatility in the trading price of the notes than would be expected for non-convertible debt securities.

The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole adjustment event occurs and a holder elects to convert its notes in connection with such corporate transaction, we will increase the conversion rate by an additional number of shares of our common stock upon conversion in certain circumstances. The increase in the conversion rate will be determined based on the date on which the make-whole adjustment event occurs or becomes effective and the price paid (or deemed to be paid) per share of our common stock in the make-whole adjustment event, as described below under “Description of the Notes — Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event.” The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed to be paid) per share of our common stock in the make-whole adjustment event is greater than $         per share or less than $         per share (in each case, subject to adjustment), no increase in the conversion rate will be made.

Our obligation to increase the conversion rate upon the occurrence of a make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

We may not have the ability to raise the funds necessary to purchase the notes as required upon a fundamental change, and our future debt may contain limitations on our ability to repurchase the notes.

If a fundamental change as described under “Description of the Notes — Purchase of Notes at Your Option upon a Fundamental Change” occurs, holders of notes will have the right to require us to purchase their notes for cash. A fundamental change may also constitute an event of default or prepayment under, and result in the acceleration of the maturity of, our then-existing indebtedness. We cannot assure you that we will have sufficient financial resources, or will be able to arrange financing, to pay the fundamental change purchase price in cash with respect to any notes surrendered by holders for purchase upon a fundamental change. In addition, restrictions in our then-existing credit facilities or other indebtedness, if any, may not allow us to purchase the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. Our failure to purchase the notes upon a fundamental change when required would result in an Event of Default with respect to the notes which could, in turn, constitute an event of default under the terms of our other indebtedness, if any. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to purchase the notes.

If a fundamental change occurs, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the notes. In addition, holders may not be entitled to require us to purchase their notes upon a fundamental change in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” as set forth under “Description of the Notes — Purchase of Notes at Your Option upon a Fundamental Change.” In the event of any such transaction, holders of the notes would not have the right to require us to purchase their notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the notes.

The concurrent common stock offering and future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

Concurrently with this offering, we are offering         shares of our common stock (or         shares of common stock if the underwriters’ option to purchase additional shares is exercised in full). This offering is not conditioned on the closing of the concurrent common stock offering, and the concurrent common stock offering is not conditioned on the closing of this offering. In addition, in the future, we may sell additional shares of our common stock to raise capital. Furthermore, a substantial number of shares of our common stock may be issued upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

The notes may not have an active market, and the price may be volatile, so you may be unable to sell your notes at the price you desire or at all.

The notes are a new issue of securities for which there is currently no active trading market. We cannot assure you that a liquid market will develop for the notes, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. In addition, we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without notice.

Moreover, even if you are able to sell your notes, you may not receive a favorable price for your notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition, the price of our common stock, the market for similar securities, prevailing interest rates and general economic conditions. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions that may have a negative effect on the holders of the notes, regardless of our prospects or financial performance.

Changes in our credit ratings may adversely affect the value of the notes.

Any credit ratings applied to the notes are an assessment of our ability to pay our obligations, including obligations under the notes. Ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. Ratings are not recommendations to buy, sell or hold securities, and there can be no assurance that ratings will remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Each rating should be evaluated independently of any other rating. The assignment by any such rating agency of a rating on the notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including on our existing senior notes or the notes, such as an announcement that our ratings are under further review for a downgrade, could affect the market value or liquidity of your notes, increase our corporate borrowing costs and cause the price of our common stock to decline.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance to all or substantially all holders of our common stock of stock dividends and certain cash dividends, certain rights, options or warrants, capital stock, indebtedness or assets, and subdivisions and combinations of our common stock, and certain issuer tender or exchange offers as described under “Description of the Notes — Conversion of Notes — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

The notes are not protected by restrictive covenants.

The documents governing the notes will not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The documents governing the notes will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change except as described under “Description of the Notes — Purchase of Notes at Your Option upon a Fundamental Change” and “Description of the Notes — Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” in this prospectus supplement. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and shares of our common stock but may not constitute a fundamental change that permits holders to require us to purchase their notes or a make-whole adjustment event that would require an increase in the conversion rate for notes converted in connection therewith.

Conversions of the notes will dilute the ownership interest of our existing stockholders, including holders who had previously converted their notes.

The conversion of some or all of the notes will dilute the ownership interests of our existing stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

Holders of the notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date relating to such notes, but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval, a holder of notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date, but our obligation to deliver the shares may be delayed indefinitely as a result of the conversion restrictions described below. See

“Risk Factors—Risk Factors Relating to the Notes and Our Common Stock—Your right to convert your notes will be limited if you or certain persons with which you are affiliated or associated are, or following conversion you or such persons would be, an Acquiring Person” in this prospectus supplement. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date. You will not be entitled to any compensation for loss in value as a result of the conversion restrictions. Furthermore, you will not be treated as the owner or holder of shares to which you are not entitled to receive pursuant to the conversion restrictions, for any purpose, including for purposes of voting or receiving dividends, until you are entitled to receive those shares as described under “Description of the Notes — Conversion of Notes — Conversion Restrictions” in this prospectus supplement.

The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.

The terms of the notes require us to offer to purchase the notes for cash in the event of a fundamental change. A non-stock takeover of our company may trigger the requirement that we purchase the notes. This feature may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors.

Our certificate of incorporation and stockholder rights plan may limit the extent to which you can, directly or indirectly, acquire or dispose of our common stock, and our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code.

Since the end of our 2007 fiscal year, we have generated significant net operating losses (“NOL”), and we may generate additional NOL in 2013. Under federal tax laws, we can use our NOL (and certain related tax credits) to reduce our future taxable income for up to 20 years, after which they expire for such purposes. Until they expire, we can carry forward our NOL (and certain related tax credits) that we do not use in any particular year to reduce our taxable income in future years, and we have recorded a valuation allowance against our net deferred tax assets that include the NOL (and certain related tax credits) that we have generated but have not yet realized. At November 30, 2012, we had deferred tax assets, net of deferred tax liabilities, totaling $880.1 million against which we have provided a full valuation allowance. Our ability to realize our net deferred tax assets is based on the extent to which we generate sustained profits, and we cannot provide any assurances as to when and to what extent we will generate sufficient future taxable income to realize our net deferred tax assets, whether in whole or in part. For further information, you should review “Item 1A. Risk Factors—We may not realize our deferred income tax assets. In addition, our net operating loss carryforwards could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code,” appearing in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus.

The benefits of our NOL, built-in losses and tax credits would be reduced or eliminated if we experience an “ownership change,” as determined under Internal Revenue Code Section 382 (“Section 382”). A Section 382 ownership change occurs if a stockholder or a group of stockholders who are deemed to own at least 5% of our common stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change were to occur, Section 382 would impose an annual limit on the amount of NOL we could use to reduce our taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply in calculating this annual limit. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly-traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, the concurrent equity offering and any future issuances of stock pursuant to this offering, particularly if coupled with other future issuances or sales of our stock, would make it more likely that an ownership change might occur in the future. Although our 2009 amendment to our restated certificate of incorporation and our stockholder rights plan, both described below, and the conversion restriction under the terms of the notes, as described below in “—Your right to convert your notes will be limited if you or certain persons with which you are affiliated or associated are, or following conversion you or such persons would be, an Acquiring Person,” are designed to block or deter acquisitions of our common stock that could result in an ownership change, these measures cannot guarantee complete protection against an ownership change and it remains possible that one may occur. If an ownership change were to occur, the annual limit Section 382 may impose could result in a material amount of our NOL expiring unused. This would significantly impair the value of our NOL and, as a result, have a negative impact on our consolidated financial statements.

In 2009, our stockholders approved an amendment to our restated certificate of incorporation that is designed to block transfers of our common stock that could result in an ownership change, and a rights plan pursuant to which we have issued certain stock purchase rights with terms designed to deter transfers of our common stock that could result in an ownership change. See “Description of Capital Stock—Stockholder Rights Plan” and “Description of Capital Stock—Article Ninth of Our Restated Certificate of Incorporation” in the accompanying prospectus. The amendment to our restated certificate of incorporation contains provisions designed to restrict direct and indirect transfers of our common stock if such transfers will affect the percentage of stock owned by any stockholder or relevant group of stockholders who are deemed to own at least 5% or more of our common stock under Section 382, including transfers where the effect would be to increase the direct or indirect ownership of our common stock by any person or relevant group from less than 5% to 5% or more, and transfers where the effect would be to increase the percentage of our common stock owned directly or indirectly by a person or relevant group owning or deemed to own 5% or more of our common stock. Subject to certain conditions, our certificate of incorporation also prohibits any person or relevant group deemed to own 5% or more of our common stock from disposing of any shares of our common stock without the express consent of our board of directors.

We also have a rights agreement, dated as of January 22, 2009, between us and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC), as rights agent, which we refer to herein as our “stockholder rights plan,” that contains provisions designed to deter transfers of our common stock that could result in an ownership change. Subject to the terms, provisions and conditions of our stockholder rights plan, each share of our outstanding common stock includes a right that initially represents the right to purchase from us 1/100th of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00. If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. Prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights. The rights will become exercisable upon the earlier of (i) 10 calendar days after a public announcement by us that a person or group has become an Acquiring Person (as defined under our stockholder rights plan), and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock. Our stockholder rights plan has been filed with and is publicly available at or from the SEC; see “Where You Can Find More Information” in the accompanying prospectus.

As a holder of our common stock upon conversion of your notes, you will be subject to the restrictions in our certificate of incorporation described above and our stockholder rights plan. The combined effect of our certificate of incorporation and stockholder rights plan may be to limit the extent to which you can, directly or indirectly, make acquisitions or dispositions of our common stock.

Your right to convert your notes will be limited if you or certain persons with which you are affiliated or associated are, or following conversion you or such persons would be, an Acquiring Person.

You will not be entitled to receive shares of common stock upon conversion of the notes and any delivery of shares of common stock upon conversion of the notes will be void and of no effect (i) if you or certain persons with whom you are affiliated or associated are an Acquiring Person (as defined in our stockholder rights plan), or

(ii) to the extent (but only to the extent) that such receipt or delivery would cause you or such persons to become an Acquiring Person, unless you have received prior approval of our board of directors. This provision, which we refer to herein as the “conversion restrictions,” may delay your receipt of shares upon conversion indefinitely, and may force you to sell shares of our common stock or other securities you own in order to receive the shares you would otherwise be entitled to receive upon conversion. In addition, the presence of the conversion restrictions may deter investors that would otherwise be willing to purchase the notes or cause them to assign a lower value to the notes, either of which may have a negative impact on the price of the notes. You will not be not be entitled to any compensation for any loss of value in connection with the conversion restriction. See “Description of the Notes — Conversion of Notes — Conversion Restrictions” in this prospectus supplement.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in our assets or earnings and profits could be treated as a deemed taxable dividend to you. If a make-whole adjustment event occurs on or prior to the business day immediately preceding the stated maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole adjustment event. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement. If you are a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, which may be withheld from subsequent payments on the notes (or, in certain circumstances, from payments on our common stock). See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

U.S. federal income tax may be imposed on non-U.S. holders on any gain on a sale, redemption, conversion or other disposition of the notes if it is determined that our company is a “United States real property holding corporation.”

Under U.S. federal income tax laws enacted as part of the Foreign Investment in Real Property Tax Act (“FIRPTA”), a non-U.S. holder (as defined in “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement) that disposes of certain interests in a “United States real property holding corporation” (“USRPHC”) may be required to pay U.S. federal income tax, and may be subject to withholding tax, with respect to such disposition. Our company has not determined whether it is a USRPHC. However, assuming that our common stock continues to be regularly traded on an established securities market, even if it is determined that our company is a USRPHC, no such tax should apply with respect to the disposition of notes by a non-U.S. holder if either (i) on the disposition date, the notes are not considered regularly traded on an established securities market and the fair market value of the notes owned by the non-U.S. holder on the date the notes were acquired was equal to or less than the fair market value of 5% of our outstanding shares of common stock, or (ii) on the disposition date, the notes are considered regularly traded on an established securities market and, at all times during the shorter of the five-year period preceding the disposition date or the non-U.S. holder’s holding period, the non-U.S. holder owned, actually or constructively, 5% or less of the outstanding notes. See “Certain U.S. Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Foreign Investment in Real Property Tax Act” in this prospectus supplement.

U.S. federal income tax may be imposed on non-U.S. holders on any gain on a sale, redemption or other disposition of shares of our common stock if it is determined that our company is a “United States real property holding corporation.”

Our company has not determined whether it is a USRPHC for federal income tax purposes. If it is determined that our company is a USRPHC, non-U.S. holders (as defined in “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement) may be subject to tax (including withholding tax) upon a sale or disposition of our common stock if (i) our common stock is not regularly traded on an established securities market, or (ii) our common stock is regularly traded on an established securities market, and the non-U.S. holder holds (or within the last five years has held) common stock with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common stock on such date. See “Certain U.S. Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Foreign Investment in Real Property Tax Act” in this prospectus supplement.

The Delaware General Corporation Law and our certificate of incorporation, bylaws, stockholder rights plan and debt covenants could prevent a third party from acquiring us or limit the price that investors might be willing to pay for shares of our common stock.

Provisions of our certificate of incorporation and our bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. In addition, our certificate of incorporation also authorizes our board of directors to issue new series of preferred stock without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, your rights or the value of your common stock could be negatively affected. For example, subject to applicable law, our board of directors could create a series of preferred stock with preferential rights to dividends or assets upon liquidation, or with superior voting rights to our existing common stock. The ability of our board of directors to issue these new series of preferred stock could also prevent or delay a third party from acquiring us, even if doing so would be beneficial to our stockholders.

We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in business combinations specified in the statute with an interested stockholder, as defined in the statute, for a period of three years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the Delaware General Corporation Law could also have the effect of delaying or preventing a change of control of us.

As noted above, we also have a stockholder rights plan that could make it difficult to acquire us without the approval of our board of directors. Our stockholder rights plan has been filed with and is publicly available at or from the SEC; see “Where You Can Find More Information” and “Description of Capital Stock — Stockholder Rights Plan” in the accompanying prospectus.

In addition, if a change in control occurs as defined in the instruments governing each of our $265.0 million 9.100% Senior Notes due 2017, $350.0 million 8.00% Senior Notes due 2020, and $350.0 million 7.5% Senior Notes due 2022, we would be required to purchase these notes at 101% of their principal amount, together with all accrued and unpaid interest, if any. The terms of these notes also contain certain limitations related to mergers, consolidations and sales of assets.

Alone or in combination, these matters may delay or prevent a change in control that other stockholders may believe beneficial or may limit the price that investors might be willing to pay in the future for shares of our common stock.

We may not pay cash dividends on our common stock.

Our board of directors has declared and paid quarterly cash dividends on our common stock since our initial public offering in 1986. However, the declaration and payment of cash dividends on shares of our common stock, whether at current levels or at all, are at the discretion of our board of directors, and depend upon, among other things, our expected future earnings, cash flows, capital requirements, debt structure and adjustments thereto, operational and financial investment strategy and general financial conditions, as well as general business conditions. Accordingly, in future periods there can be no assurance that we will pay cash dividends on shares of our common stock at current levels or at all. See “Price Range of Common Stock and Dividend Policy” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements.” Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including, without limitation, future revenues, homes delivered, net orders, selling prices, expenses, expense ratios, housing gross profit margins, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of our backlog (including, without limitation, amounts that we expect to realize upon delivery of homes included in our backlog and the timing of those deliveries), the value of our net orders, potential future asset acquisitions and the impact of completed acquisitions, future share issuances or repurchases and possible future actions, which may be provided by us, are also forward-looking statements. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; adverse market conditions, including an increased supply of unsold homes, declining home prices and greater foreclosure and short sale activity, among other things, that could result in, among other negative impacts on our consolidated financial statements, additional impairment or land option contract abandonment charges, lower revenues and operating and other losses; conditions in the capital, credit and financial markets (including mortgage lending standards, the availability of mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level, maturity schedule and structure and to access the equity, credit, capital or other financial markets or other external financing sources, including raising capital through the public or private issuance of common stock, debt or other securities, and/or obtaining a credit or similar facility or project financing, on favorable terms; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and resale homes, including lenders and other sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; decisions by lawmakers on federal fiscal policies, including those relating to taxation and government spending; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; legal or regulatory proceedings or claims; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count, open additional new home communities for sales and sell higher-priced homes and more design options, and our operational and investment concentration in markets in California and Texas), revenue growth, asset optimization, asset activation, local field management and talent investment, and overhead and other cost management strategies and initiatives; consumer traffic to our new home communities and consumer interest in our product designs and offerings, particularly higher-income consumers; cancellations and our ability to realize our backlog by converting net orders to home deliveries; our home sales and delivery performance in key markets in California and Texas; the manner in which our homebuyers are offered and whether they are able to obtain mortgage loans and mortgage banking services, including from our preferred mortgage lender, Nationstar Mortgage LLC; the performance of Nationstar as our preferred mortgage lender; information technology failures and data security breaches; the possibility that we, CGMI or any members of the syndicate of financial institutions will not enter into a revolving credit facility; the possibility that a new revolving credit facility will not be available in an amount or on terms that are acceptable to us, or at all, and even if available, that we will not enter into such a facility or any similar facility; the possibility that the proposed offer and sale of convertible notes will not close timely, or at all; the possibility that the proposed concurrent offer and sale of our common stock will not close timely, or at all; and other events outside of our control. Please see our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, and our other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the notes offered in this offering will be approximately $         million, or $         million if the underwriters’ over-allotment option is exercised in full (in each case, after deducting the underwriting discount and our estimated expenses relating to the offering). We estimate the net proceeds from the concurrent common stock offering will be approximately $         million, or $         million if the underwriters’ option to purchase additional shares is exercised in full (in each case, after deducting the underwriting discount and our estimated expenses relating to the common stock offering, based on the offering price of $             per share). The closing of this offering of notes is not conditioned upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not conditioned upon the closing of this offering.

We intend to use the net proceeds from this offering together with the net proceeds of the concurrent common stock offering, if consummated, for general corporate purposes, including without limitation land acquisition and development.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Shares of our common stock are listed on the New York Stock Exchange under the ticker symbol “KBH.” The following table sets forth, for the fiscal quarters indicated, the reported high and low intra-day sales prices per share of our common stock as reported on the New York Stock Exchange Composite Tape and the cash dividends we declared and paid.

	High	Low	Dividends Declared	Dividends Paid
Year ended November 30, 2011:
First quarter	$16.11	$11.41	$.0625	$.0625
Second quarter	13.67	10.86	.0625	.0625
Third quarter	12.27	5.09	.0625	.0625
Fourth quarter	8.00	5.02	.0625	.0625

Year ended November 30, 2012:
First quarter	$12.91	$6.17	$.0625	$.0625
Second quarter	13.12	6.77	.0250	.0250
Third quarter	11.25	6.46	.0250	.0250
Fourth quarter	17.30	10.89	.0250	.0250

Year ended November 30, 2013:
First quarter (through January 18, 2013)	$17.10	$13.86

On January 18, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $16.61 per share.

As of January 18, 2013, the number of record holders of our common stock was 733.

In our 2012 fiscal year, we paid total cash dividends of $0.1375 per share. Our board of directors has declared and paid quarterly cash dividends on our common stock since our initial public offering in 1986. However, the declaration and payment of cash dividends on shares of our common stock, whether at current levels or at all, are at the discretion of our board of directors, and depend upon, among other things, our expected future earnings, cash flows, capital requirements, debt structure and adjustments thereto, operational and financial investment strategy and general financial conditions, as well as general business conditions. Accordingly, in future periods there can be no assurance that we will pay cash dividends on shares of our common stock at current levels or at all.

CAPITALIZATION

The following table shows our unaudited cash and cash equivalents and restricted cash and total capitalization at November 30, 2012:

•	on an actual basis;

•

on an as adjusted basis to reflect the completion of this offering of $150.0 million in aggregate principal amount of our         % Convertible Senior Notes due 2019 (assuming no exercise of the underwriters’ over-allotment option); and

•

on a further as adjusted basis to reflect the issuance of $100.0 million of shares of our common stock offered in the concurrent common stock offering (based on the offering price of $         per share and assuming no exercise of the underwriters’ option to purchase additional shares). See “Prospectus Supplement Summary — Recent Developments — Concurrent Common Stock Offering” in this prospectus supplement.

The closing of this offering of notes is not conditioned upon the closing of the concurrent common stock offering, and the closing of the concurrent common stock offering is not conditioned upon the closing of this offering.

You should read this table in conjunction with (i) “Prospectus Supplement Summary — Recent Developments — Concurrent Common Stock Offering” in this prospectus supplement, (ii) “Selected Consolidated Financial Data” and “Use of Proceeds” appearing elsewhere, or incorporated by reference, in this prospectus supplement, (iii) the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and (iv) the financial statements and notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is also incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At November 30, 2012
	Actual(1)	As Adjusted For This Offering(2)		As Further Adjusted For This Offering And The Concurrent Common Stock Offering(2)
	(In thousands)
Cash, cash equivalents and restricted cash
Cash and cash equivalents(3)	$524,765		$670,265		$765,140
Restricted cash(4)	42,362		42,362		42,362

Total cash, cash equivalents and restricted cash	$567,127		$712,627		$807,502

Mortgages and notes payable
Mortgages and land contracts due to land sellers and other loans	$52,311		$52,311		$52,311
5 3/4% Senior Notes due 2014(5)	75,911		75,911		75,911
5 7/8% Senior Notes due 2015(6)	101,999		101,999		101,999
6 1/4% Senior Notes due 2015(7)	236,826		236,826		236,826
9.100% Senior Notes due 2017(8)	261,430		261,430		261,430
7 1/4% Senior Notes due 2018(9)	299,129		299,129		299,129
8.00% Senior Notes due 2020(10)	345,209		345,209		345,209
7.5% Senior Notes due 2022(11)	350,000		350,000		350,000
% Convertible Senior Notes due 2019(12)	—		150,000		150,000

Total mortgages and notes payable	1,722,815		1,872,815		1,872,815
Stockholders’ equity
Preferred stock — $1.00 par value; authorized, 10,000,000 shares; none issued at November 30, 2012(13)	—		—		—
Common stock — $1.00 par value; authorized, 290,000,000 shares; 115,178,187 shares issued at November 30, 2012(14)(15)	115,178		115,178
Paid-in capital	888,579		888,579
Retained earnings	450,292		450,292
Accumulated other comprehensive loss	(27,958)		(27,958)		(27,958)
Grantor stock ownership trust, at cost: 10,615,934 shares at November 30, 2012	(115,149)		(115,149)		(115,149)
Treasury stock, at cost: 27,340,468 shares at November 30, 2012	(934,136)		(934,136)

Total stockholders’ equity	376,806		376,806

Total capitalization	$2,099,621	$		$

(1)	Audited; amounts in this column reflect rounding.

(2)	Unaudited; amounts in these columns reflect rounding.

(3)	The As Adjusted For This Offering and As Further Adjusted For This Offering And The Concurrent Common Stock Offering columns assume the receipt of net proceeds, after deducting the applicable underwriting discounts and our estimated expenses, from the issuance of $150.0 million in aggregate principal amount of notes at par in this offering, and $100.0 million of shares of our common stock in the concurrent common stock offering. To the extent that we offer and sell more or less notes at par in this offering, or more or less shares of common stock in the concurrent common stock offering, the cash and cash equivalents shown in such columns will reflect proportionately such increase or decrease, net of underwriting discounts, as applicable.

(4)	Represents cash collateral for existing letter of credit facilities.

(5)	Represents carrying amount, with principal amount of $76.0 million.

(6)	Represents carrying amount, with principal amount of $102.2 million.

(7)	Represents carrying amount, with principal amount of $236.9 million.

(8)	Represents carrying amount, with principal amount of $265.0 million.

(9)	Represents carrying amount, with principal amount of $300.0 million.

(10)	Represents carrying amount, with principal amount of $350.0 million.

(11)	Represents carrying amount, with principal amount of $350.0 million.

(12)	Represents carrying amount, with principal amount of $0 million, Actual, $150.0 million, As Adjusted For This Offering, and $150.0 million, As Further Adjusted For This Offering And The Concurrent Common Stock Offering.

(13)	We have designated 2,900,000 shares of our Preferred Stock as Series A Participating Cumulative Preferred Stock, par value $1.00 per share, none of which were issued or outstanding at November 30, 2012.

(14)	We also have authorized for issuance 25,000,000 shares of Special Common Stock, par value $1.00 per share, none of which were issued or outstanding at November 30, 2012.

(15)	Includes associated rights to purchase shares of our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, which rights are attached to shares of our common stock in accordance with our stockholder rights plan. Such rights are not exercisable until the occurrence of certain events specified in the stockholder rights plan, are evidenced by the stock certificates representing the common stock and are transferable solely with the common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial information from our audited consolidated financial statements as of and for the fiscal years ended November 30, 2012, 2011, 2010, 2009 and 2008. You should read the selected consolidated financial data presented below in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2012, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Years Ended November 30,
	2012	2011	2010	2009	2008
	(In Thousands, Except Per Share Amounts)
Homebuilding:
Revenues	$1,548,432	$1,305,562	$1,581,763	$1,816,415	$3,023,169
Operating loss	(20,256)	(103,074)	(16,045)	(236,520)	(860,643)
Total assets	2,557,243	2,480,369	3,080,306	3,402,565	3,992,148
Mortgages and notes payable	1,722,815	1,583,571	1,775,529	1,820,370	1,941,537

Financial Services:
Revenues	$11,683	$10,304	$8,233	$8,435	$10,767
Operating income	8,692	6,792	5,114	5,184	6,278
Total assets	4,455	32,173	29,443	33,424	52,152

Consolidated:
Revenues	$1,560,115	$1,315,866	$1,589,996	$1,824,850	$3,033,936
Operating loss	(11,564)	(96,282)	(10,931)	(231,336)	(854,365)
Net loss	(58,953)	(178,768)	(69,368)	(101,784)	(976,131)
Total assets	2,561,698	2,512,542	3,109,749	3,435,989	4,044,300
Mortgages and notes payable	1,722,815	1,583,571	1,775,529	1,820,370	1,941,537
Stockholders’ equity	376,806	442,657	631,878	707,224	830,605

Basic and diluted loss per share	$(.76)	$(2.32)	$(.90)	$(1.33)	$(12.59)

Cash dividends declared per common share	$.1375	$.25	$.25	$.25	$.8125

Ratio of earnings to fixed charges(a)(b)	(c )	(c )	(c )	(c )	(c )

(a)	We compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest.

(b)	The ratio of earnings to fixed charges is computed on a consolidated basis.

(c)	Earnings for the years ended November 30, 2012, 2011, 2010, 2009 and 2008 were insufficient to cover fixed charges for the period by $61.8 million, $119.4 million, $15.4 million, $197.6 million and $824.1 million, respectively.

DESCRIPTION OF THE NOTES

We will issue the notes offered hereby under a base indenture dated as of January 28, 2004, as amended and supplemented, between us, the Guarantors (as defined in the accompanying prospectus under “Description of Debt Securities —Certain Definitions”) party thereto from time to time and U.S. Bank National Association (successor in interest to Suntrust Bank), as trustee (the “trustee”), which we refer to as the “Indenture.”

The notes offered hereby are a series of “senior debt securities” and the Indenture is the “senior indenture” referred to in the accompanying prospectus under the heading “Description of Debt Securities.” Certain terms of the notes will be set forth in an officers’ certificate. This description of the notes supplements and, to the extent it is inconsistent, replaces only with respect to the notes offered hereby the description of the general terms and provisions of the debt securities, the senior debt securities and the senior indenture that appears in the accompanying prospectus under the heading “Description of Debt Securities” to which description reference is made and which you should read. The terms of the notes offered hereby include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description of selected terms of the notes offered hereby and the Indenture is not complete and is qualified in its entirety by reference to the Indenture, the officers’ certificate governing the terms of the notes and the form of certificate evidencing the notes, copies of which have been or will be filed as exhibits to the registration statement of which the accompanying prospectus is a part or to the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We urge you to read these documents in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find More Information” in the accompanying prospectus.

Some of the terms, whether or not capitalized, used in this description are defined in the accompanying prospectus under “Description of Debt Securities.” Some of the terms, whether or not capitalized, used but not defined under this “Description of the Notes” or under “Description of Debt Securities” in the accompanying prospectus have the meanings given to them in the Indenture or the officers’ certificate governing the terms of the notes. In this “Description of the Notes,” when we refer to “KB Home,” “we,” “our” or “us,” we are referring to KB Home and not to any of its subsidiaries, except as otherwise expressly provided or the context otherwise requires.

Unless the context otherwise requires, references below in this “Description of the Notes” to the notes means the notes offered hereby.

General

The notes will constitute a single series of senior debt securities under the Indenture, initially limited to $         (or $         if the underwriters exercise their over-allotment option) in aggregate principal amount. We will settle conversions of notes by delivering a number of shares of our common stock, per $1,000 principal amount of notes, equal to the conversion rate (together with a cash payment in lieu of any fractional share) as described below under “— Conversion of Notes — Settlement upon Conversion.” On conversion, holders of the notes will not be entitled to receive cash in lieu of shares of our common stock, except for cash in lieu of fractional shares as described below. The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000. The notes will mature on February 1, 2019, unless earlier converted by you, redeemed by us or purchased by us at your option following the occurrence of a fundamental change (as defined below).

Neither we nor our subsidiaries are restricted from paying dividends, incurring unsecured debt or issuing or repurchasing our securities under the Indenture or the terms of the notes. In addition, there are no financial covenants in the Indenture or in the terms of the notes. You are not protected by the Indenture in the event of a highly leveraged transaction, a change in control involving us or a termination in the trading of our common stock, except to the extent described under “— Purchase of Notes at Your Option upon a Fundamental Change.”

Under the terms of the notes, we may from time to time, without the consent of the holders of the notes, reopen the series and issue additional notes with the same terms (other than date of issuance and, in some cases, date from which interest will initially accrue and the first interest payment date) as the notes offered hereby in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. The notes offered hereby and any such additional notes would constitute a single series of debt securities under the Indenture and would vote together as one class on all matters with respect to the notes. We do not intend to list the notes on any securities exchange or automated dealer quotation system.

Guarantees

All of our payment and delivery obligations under the notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis initially by the following Guarantors: KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; KB HOME Sacramento Inc., a California corporation; KB HOME Reno Inc., a Nevada corporation; KB HOME Las Vegas Inc., a Nevada corporation; KB HOME Nevada Inc., a Nevada corporation; and KB HOME Lone Star Inc., a Texas corporation. Each guarantee will be the unsecured and unsubordinated obligation of the related Guarantor. See “Risk Factors — Risk Factors Relating to the Notes and Our Common Stock — Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities — Holding Company Structure” and “Description of Debt Securities — Ranking — Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus. Under certain circumstances specified in the Indenture, any or all of the Guarantors may be released from their guarantees of the notes, and other subsidiaries of KB Home may or may be required to guarantee the notes. See “Description of Debt Securities — Guarantees” in the accompanying prospectus. The guarantees may be subject to review as fraudulent transfers under applicable law. See “Risk Factors — Risk Factors Relating to the Notes and Our Common Stock — Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors” in this prospectus supplement.

We will agree in the terms of the notes that each Guarantor of the notes will at all times be a direct or indirect wholly owned subsidiary of ours. The provision described in the immediately preceding sentence will limit our obligation, under certain circumstances, to cause subsidiaries of ours to guarantee the notes as described under “Description of Debt Securities — Guarantees” in the accompanying prospectus. However, we will agree that we will not cause any direct or indirect non-wholly owned subsidiary of ours to guarantee any of our other then-outstanding series of senior or subordinated notes or any Substitute Credit Facility. As a result, if any such subsidiary guarantees any such indebtedness, it will cause a default under the notes. In addition, if the conditions are met under any such indebtedness to require us to cause any such subsidiary to guarantee such indebtedness, our failure to do so will cause a default under such indebtedness.

Ranking

The notes will be our senior unsecured obligations. See “Risk Factors — Risk Factors Relating to the Notes and Our Common Stock — Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities — Holding Company Structure” and “Description of Debt Securities — Ranking — Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus.

Optional Redemption

We may not redeem the notes prior to November 6, 2018. On or after November 6, 2018, and prior to the stated maturity date, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date, on at least 30 and no more than 60 days’ notice. However, if the redemption date is after the regular record date immediately preceding the maturity date and on or prior to the interest payment date falling on the maturity date, the related interest payment will be paid on the redemption date to the holder of record at the close of business on the regular record date and the redemption price will be equal to 100% of the principal amount of the notes. The redemption date must be a business day.

You may convert notes or portions of notes called for redemption until the close of business on the business day prior to the redemption date, unless we fail to pay the redemption price, in which case you may convert your notes until the redemption price has been paid or duly provided for.

If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by such method as the trustee determines to be fair and appropriate. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be part of the portion selected for redemption.

No sinking fund is provided for the notes.

Certain Covenants

The notes will be entitled to the benefit of the covenants described in the accompanying prospectus under “Description of Debt Securities — Certain Covenants” and “Description of Debt Securities — Consolidation, Merger and Sale of Assets.” However, these covenants are subject to a number of important exceptions and limitations, and you should carefully review the information with respect to these covenants and the related definitions appearing in the accompanying prospectus under those captions and “Description of Debt Securities — Certain Definitions.”

Interest

The notes will bear interest at a rate of         % per annum, payable semiannually in arrears on February 1 and August 1 of each year, or if any such day is not a business day, the immediately following business day, commencing August 1, 2013, to holders of record at the close of business on the preceding January 15 and July 15, respectively. We will also pay interest on November 1, 2018 to holders of record on October 15, 2018. If any such interest payment date is not a business day, we will pay interest on the next following business day with the same effect as if we had made such payment on such interest payment date. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from January         , 2013 or from the most recent date to which interest has been paid or duly provided for. In the event of any notes’ maturity, conversion (except as provided below) or purchase by us at the option of the holder thereof, interest will cease to accrue on those notes under the terms of and subject to the conditions of the documents governing the terms of the notes. A “business day” is any day other than (x) a Saturday, (y) a Sunday or (z) any other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

All references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”

Conversion of Notes

General

At any time prior the close of business on the business day immediately preceding the stated maturity date, you may convert all or any portion of your notes at an initial conversion rate of             shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate and the corresponding conversion price will be subject to adjustment as described below under “— Conversion Rate Adjustments” and “— Adjustment to Conversion Rate Following a Make-Whole Adjustment Event.” The conversion price of a note at any time is equal to $1,000 divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price. A holder may convert fewer than all of such holder’s notes so long as the notes converted are in an integral multiple of $1,000 principal amount.

We will settle conversions of notes by delivering shares of our common stock, together with a cash payment in lieu of any fractional share, as described below under “— Settlement upon Conversion.” On conversion, holders of the notes will not be entitled to receive cash in lieu of shares of our common stock, except for cash in lieu of fractional shares.

Upon conversion of a note, a holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such holder is the holder on a regular record date and such conversion occurs between such regular record date and the interest payment date to which it relates as described below, and we will not adjust the conversion rate to account for accrued and unpaid interest. Except as described below, our settlement of conversions as described below under “— Settlement upon Conversion” will be deemed to satisfy our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date.

Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date (including the interest payment date falling on the maturity date) notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the next interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on the notes; provided, however, that no such payment need be made (1) if we have specified a fundamental change purchase date following a fundamental change that is after a regular record date and on or prior to the corresponding interest payment date, (2) if we have specified a redemption date that is after the regular record date immediately preceding the maturity date and on or prior to the interest payment date falling on the maturity date, (3) with respect to any notes surrendered for conversion following the regular record date immediately preceding the stated maturity date or (4) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax (but not any tax or duty that may be levied on a holder’s income as a result of or in connection with a conversion) due on the issuance of the shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

A “trading day” means a day on which (i) The New York Stock Exchange or, if our common stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, or, if our common stock is not so listed, any business day and (ii) a closing sale price for our common stock is available on such securities exchange or market.

Settlement upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate in effect immediately prior to the close of business on the relevant conversion date. No fractional shares will be issued upon conversion. Instead, we will pay cash in lieu of any fractional share based on the closing sale price of our common stock on the relevant conversion date. We refer to the shares of common stock (along with the cash payment in lieu of any fractional share) we are required to deliver as the “settlement amount.” On conversion, holders of the notes will not be entitled to receive cash in lieu of shares of our common stock, except for cash in lieu of fractional shares.

The “closing sale price” of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which our common stock is listed for trading or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system). If the closing sale price of our common stock is not so reported, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date, and with respect to the shares of common stock that are issuable upon such conversion, the person in whose name the certificate or certificates for such shares will be registered will be treated as the holder of record of such shares as of the close of business on the conversion date; provided that with respect to any shares of common stock that such person is not entitled to receive pursuant to the provision described under “— Conversion Restrictions” below, such person will not be treated as the owner or holder of such shares for any purpose unless and until such person is entitled to receive such shares as provided below.

We will deliver the consideration due in respect of any conversion on the third business day immediately following the relevant conversion date, subject to the restrictions described under “— Conversion Restrictions” below.

Conversion Restrictions

Notwithstanding anything to the contrary in the documents governing the notes, no beneficial owner of notes will be entitled to receive shares of our common stock upon conversion of the notes and any delivery of shares of our common stock upon conversion of the notes will be void and of no effect (i) if the beneficial owner of such notes, or any person of whom such beneficial owner is a Rights Plan Affiliate, is an Acquiring Person or (ii) to the extent (but only to the extent) that such receipt or delivery would cause the beneficial owner of such notes or any person of whom such beneficial owner is a Rights Plan Affiliate to become an Acquiring Person (each such restriction in the foregoing clauses (i) and (ii), a “conversion restriction”), unless such beneficial owner has received prior approval of our board of directors. Without limiting the foregoing, if any delivery of shares of our common stock upon conversion of notes is not made, in whole or in part, as a result of a conversion restriction, our obligation to make such delivery will not be extinguished and we will deliver such shares as promptly as practicable following the time at which no conversion restriction applies and such beneficial owner gives notice thereof to us.

In providing such notice, and in exercising its right of conversion, such beneficial owner will be deemed to have represented to us that no conversion restriction applies. For the avoidance of doubt, the restrictions on conversion described in the preceding paragraph shall apply to any exercise of a conversion right by a holder of notes, but in the case of global notes, only to the extent that such restrictions apply to the owners of beneficial interests in such global notes other than participants of the Depository who hold beneficial interests in the notes on behalf of other persons.

Notwithstanding the foregoing, the conversion restrictions described above shall not prohibit the delivery of shares on any date if none of the Rights Plan, the transfer and ownership restrictions set forth in Article Ninth of our Restated Certificate of Incorporation or any analogous stockholder rights agreement or charter transfer restrictions are then in effect. See “Risk Factors—Risk Factors Relating to the Notes and Our Common Stock—Your right to convert your notes will be limited if you or certain persons with which you are affiliated or associated are, or following conversion you or such persons would be, an Acquiring Person.”

“Acquiring Person” has the meaning assigned to such term in the Rights Plan, regardless of whether the Rights Plan is in effect.

“Rights Plan” means that certain Rights Agreement, dated as of January 22, 2009, by and between KB Home and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC), as rights agent, as in effect on the date the notes are initially issued.

“Rights Plan Affiliate” means an “Affiliate” or an “Associate”, each as defined in the Rights Plan, regardless of whether the Rights Plan is in effect.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below:

(1) If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our outstanding shares of our common stock, or if we subdivide or combine our common stock, the conversion rate will be adjusted based on the following formula:

CR = CR0 ×	OS
OS0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the “record date” (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

CR = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to giving effect to such subdivision or combination of common stock, as the case may be; and

OS = the number of shares of our common stock that would be outstanding immediately after giving effect to such dividend or distribution, or such subdivision or combination of common stock, as the case may be.

Any adjustment made under this clause (1) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be. If such dividend or distribution described in this clause (1) is declared but not so paid or made, or the outstanding shares are not subdivided or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a duly authorized committee thereof determines not to pay such dividend or distribution or to effect such subdivision or combination, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or subdivision or combination had not been announced.

(2) If an ex-dividend date occurs for a distribution to all or substantially all holders of our outstanding common stock of any rights, options or warrants entitling them for a period of not more than 60 calendar days from the announcement date for such distribution to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution, the conversion rate will be increased based on the following formula:

CR = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR = the conversion rate in effect immediately after the close of business on the record date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the announcement date for such distribution.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, effective as of the date our board of directors or a duly authorized committee thereof determines not to make such distribution, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered.

For purposes of this clause (2) in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price that is less than the average of the closing sale prices of our common stock for the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by our board of directors or a duly authorized committee thereof.

(3) If an ex-dividend date occurs for a distribution (the “relevant distribution”) of shares of our capital stock, evidences of our indebtedness or other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our outstanding common stock (excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected under clause (1) or (2) above; (ii) dividends or distributions paid exclusively in cash; (iii) spin-offs as defined below in this clause (3); (iv) subject to the provisions described below regarding stockholder rights plans, rights issued pursuant to any stockholder rights plan adopted by us; and (v) any distribution pursuant to a share exchange transaction, as defined below, of cash, securities or other property constituting reference property, as described below under “— Recapitalizations, Reclassifications and Changes to our Common Stock”), then the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0
SP0 - FMV

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR = the conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) of the shares of capital stock, evidences of indebtedness, assets or property or rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the above portion of this clause (3) will become effective immediately after the close of business on the record date for such distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if such distribution is not so paid or made, effective as of the date our board of directors or a duly authorized committee thereof determines not to make such distribution, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, without having to convert its notes, the amount and kind of the relevant distribution that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been an ex-dividend date for a dividend or other distribution on our outstanding common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR = CR0 ×	FMV + MP0
MP0

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for the spin-off;

CR = the conversion rate in effect immediately after the close of business on the record date for the spin-off;

FMV = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of “closing sale price” set forth under “—Settlement upon Conversion” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading-day period commencing on, and including, the ex-dividend date for the spin-off (such period, the “valuation period”); and

MP0 = the average of the closing sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph of this clause (3) will be determined on the last day of the valuation period but will be given effect immediately after the close of business on the record date for the spin-off. In respect of any conversion during the valuation period for any spin-off, references within this clause (3) related to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.

(4) If an ex-dividend date occurs for a cash dividend or distribution to all, or substantially all, holders of our outstanding common stock (other than (i) any dividend or distribution in connection with our liquidation, dissolution or winding up and (ii) a regular cash dividend that does not exceed $0.025 per share per quarter (as proportionately adjusted to reflect a change in the length of regular dividend periods) (the “dividend threshold amount”)), the conversion rate will be increased based on the following formula:

CR = CR0 ×	SP0 – T
SP0 – C

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR = the conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 5 consecutive trading-day period ending on, and including, the trading-day immediately preceding the ex-dividend date for such distribution;

T = the dividend threshold amount; provided that if the dividend or distribution is not a regular cash dividend, the dividend threshold amount will be deemed to be zero; and

C = the amount in cash per share so paid or distributed to all or substantially all holders of our outstanding common stock.

The dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the conversion rate; provided that no adjustment will be made to the dividend threshold amount for any adjustment to the conversion rate made under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. No adjustment pursuant to the above formula will result in a decrease of the conversion rate. However, if any dividend or distribution described in this clause (4) is declared but not so paid or made, effective as of the date our board of directors or a duly authorized committee thereof determines not to make or pay such dividend or distribution, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our outstanding common stock, without having to convert its notes, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries makes a payment in respect of a tender or exchange offer (other than an odd lot tender offer) for our outstanding common stock and, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

CR = CR0 ×	AC + (OS x SP)
OS0 x SP

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR = the conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors or a duly authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the time (the “expiration time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender or exchange offer); and

SP = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.

The adjustment to the conversion rate under this clause (5) will be determined at the close of business on the tenth trading day immediately following, but excluding, the expiration date but will be given effect at the open of business on the trading day next succeeding the expiration date. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made. In respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date. No adjustment pursuant to the above formula will result in a decrease of the conversion rate.

As used in this section, “ex-dividend date” means the first date on which the shares of our outstanding common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our outstanding common stock have the right to receive any cash, securities or other property or in which common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

To the extent that the Rights Plan or any other stockholder rights agreement (i.e., a poison pill), is in effect upon conversion of the notes, you will receive, in addition to the common stock received in connection with such conversion, the rights under the such rights agreement, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

To the extent permitted by applicable law and applicable listing rules of the New York Stock Exchange and any other securities exchange on which our securities are then listed, (i) we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days so long as the increase is irrevocable during the period and our board of directors determines that such increase would be in our best interest and (ii) we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. We must give at least 15 days’ prior notice of any such increase in the conversion rate.

You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain U.S. Federal Income Tax Considerations” below for a relevant discussion.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding anything in this section to the contrary, we will not be required to adjust the conversion rate unless the adjustment would result in a change of at least 1% of the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments (1) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the conversion rate or (2) regardless of whether the aggregate adjustment is less than 1%, (i) upon the occurrence of a fundamental change and (ii) upon any conversion of notes.

Whenever any term of the notes requires us to calculate the closing sale prices or the “stock price” for purposes of a make-whole adjustment event over a span of multiple days, our board of directors or a committee thereof will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, expiration date or effective date of the event occurs, at any time during the period from which such closing sale prices or stock prices are to be calculated.

No adjustment to the conversion rate need be made for a given transaction if holders of the notes will be entitled to participate in that transaction, without conversion of the notes, on the same terms and at the same time as a holder of a number of shares of our common stock equal to (x) the principal amount of a holder’s notes divided by $1,000 multiplied by (y) the conversion rate would be entitled to participate.

If we adjust the conversion rate pursuant to the above provisions, we will deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based. In addition, we will issue a press release containing the relevant information (and make the press release available on our website).

Recapitalizations, Reclassifications and Changes to Our Common Stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger, combination, binding share exchange or similar transaction involving us; or

•	a sale, assignment, conveyance, transfer, lease or other disposition to another person of our property and assets as an entirety or substantially as an entirety,

in each case, in which holders of our outstanding common stock are entitled to receive cash, securities or other property for their shares of our common stock (“reference property” and any such transaction or event, a “share exchange transaction”), we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture, providing that, at and after the effective time of such transaction, holders of each $1,000 principal amount of notes will be entitled to convert their notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction. The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “— Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than the successor or purchasing corporation, as the case may be, in such transaction, such other company will fully and unconditionally guarantee all obligations of ours or such successor under the notes and the Indenture, and the relevant supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under “— Purchase of Notes at Your Option upon a Fundamental Change” below, as our board of directors (or a committee thereof) reasonably considers necessary by reason of the foregoing. If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website).

For purposes of the foregoing, the type and amount of consideration that holders of our common stock are entitled to in the case of recapitalizations, reclassifications, changes of our common stock, consolidations, mergers, combinations, binding share exchanges, sales, assignments, conveyances, transfers, leases or other dispositions that cause our common stock to be converted into or exchanged for the right to receive more than a single type of consideration because the holders of our common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the terms of the notes not to become a party to any such transaction unless its terms are consistent with the foregoing.

If the notes become convertible into reference property, we will adjust the dividend threshold amount (as defined under “— Conversion Rate Adjustments”) based on the number of shares of common stock comprising the reference property and (if applicable) the value of any non-stock consideration comprising the reference property. If the reference property is composed solely of non-stock consideration, the dividend threshold amount will be zero.

Conversion Procedures

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC and compliance with

DTC’s then applicable conversion procedures or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. We will pay any documentary, stamp or similar issue or transfer tax (but not any tax or duty that may be levied on a holder’s income as a result of or in connection with a conversion) on the issuance of the shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax. We refer to the date a holder complies with the relevant procedures for conversion described above as the “conversion date.”

If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under “— Purchase of Notes at Your Option upon a Fundamental Change.” If your notes are submitted for purchase upon a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m. (New York City time) on the business day immediately preceding such purchase date.

Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event

If you elect to convert your notes at any time from, and including, the effective date of a “make-whole adjustment event” (as defined below) to, and including, the business day immediately preceding the related fundamental change purchase date, or if a make-whole adjustment event does not also constitute a fundamental change as described below under “— Purchase of Notes at Your Option upon a Fundamental Change,” the 30th scheduled trading day immediately following the effective date of such make-whole adjustment event, the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders, the trustee and the conversion agent of any event that, if consummated, would constitute a make-whole adjustment event and issue a press release as soon as practicable following the first public announcement of such potential make-whole adjustment event. In addition, we will notify holders, the trustee and the conversion agent of the actual effective date and issue a press release containing such information (and make the press release available on our website) within five business days following such effective date.

A “make-whole adjustment event” is (i) any “change in control” under clause (1) or (2) in the definition thereof, as described below under “— Purchase of Notes at Your Option Upon a Fundamental Change” (determined after giving effect to any exceptions or exclusions from such definition, but without giving effect to the proviso in clause (2) of the definition thereof) and (ii) any “termination of trading” as described below under “— Purchase of Notes at Your Option Upon a Fundamental Change.”

The number of additional shares, if any, by which the conversion rate will be increased for conversions in connection with a make-whole adjustment event will be determined by reference to the table below, based on the date on which the make-whole adjustment event occurs or becomes effective, which we refer to as the “effective date,” and (1) the price paid per share of our common stock in the change in control in the case of a make-whole adjustment event described in the second clause of the definition of change in control, in the event that our common stock is acquired for cash, or (2) the average of the closing sale prices of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date of such other make-whole adjustment event, in the case of any other make-whole adjustment event. We refer to the amount determined under the first or second clause of the preceding sentence, as applicable, as the “stock price.”

The stock prices set forth in the first row of the table below (i.e., column headers) and the number of additional shares in the table below will be adjusted as of any date on which the conversion rate of the notes is adjusted as described under “— Conversion of Notes — Conversion Rate Adjustments.” The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion of Notes — Conversion Rate Adjustments.”

The following table sets forth the number of additional shares to be added to the conversion rate for each $1,000 principal amount of notes based on hypothetical stock prices and effective dates:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$

January , 2013

November 1, 2013

November 1, 2014

November 1, 2015

November 1, 2016

November 1, 2017

November 6, 2018

February 1, 2019

Notwithstanding anything in the terms of the notes to the contrary, we may not increase the conversion rate to more than              shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion rate as described under “— Conversion of Notes — Conversion Rate Adjustments” above.

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•

between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable;

•

in excess of $         per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•	less than $ per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Purchase of Notes at Your Option upon a Fundamental Change

If a fundamental change occurs, you will have the option to require us to purchase for cash all or any portion of your notes that is equal to $1,000, or an integral multiple of $1,000, on the day of our choosing that is not less than 20 or more than 35 business days after the occurrence of such fundamental change (such day, the “fundamental change purchase date”) at a purchase price (the “fundamental change purchase price”) equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date, and the price we are required to pay to the holder surrendering the note for purchase will be equal to 100% of the principal amount of notes subject to purchase and will not include any accrued and unpaid interest).

We will mail or send via recognized overnight courier service to the trustee and to each holder a written notice of the fundamental change within 5 business days after the occurrence of such fundamental change and issue a press release announcing the occurrence of such fundamental change (and make the press release available on our website). This notice shall state certain specified information, including:

•	the events causing the fundamental change;

•	the effective date of the fundamental change, and whether the fundamental change is a make-whole adjustment event;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the conversion rate and any adjustments to the conversion rate, and the procedures required for exercise of a holder’s right to convert its notes;

•	the procedures required for exercise of the purchase option upon the fundamental change, and the procedures required for withdrawal of any such exercise; and

•	the name and address of the paying and conversion agents.

You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the delivery of the fundamental change notice and the close of business on the business day immediately preceding the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time until the close of business on the business day immediately preceding to the fundamental change purchase date. If the notes are not in certificated form, the notice given by each holder (and any withdrawal notice) must comply with applicable DTC procedures.

“Fundamental change” means the occurrence of a change in control or a termination of trading.

A “change in control” will be deemed to have occurred if any of the following occurs after the time the notes are originally issued:

(1)	the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” becomes the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided that a transaction described in clause (B) above pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “change in control”;

(3)	the first day on which a majority of the members of our board of directors are not continuing directors; or

(4)	the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the Indenture).

However, notwithstanding the foregoing, a “change in control” will not be deemed to have occurred if at least 90% of the consideration paid for our common stock in a transaction or transactions described under clause (2) of the definition of “change in control” above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result therefrom, such consideration becomes the exclusive reference property for the notes.

A “termination of trading” means our common stock (or other reference property into which the notes are convertible) ceases to be listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors, a “permitted exchange”), or the announcement by any such exchange on which our common stock (or reference property) is trading that our common stock (or such reference property) will no longer be listed or admitted for trading and will not be immediately relisted or readmitted for trading on any permitted exchange.

“Continuing director” means, as of any date of determination, any member of our board of directors who (i) was a member of our board of directors on the date the notes were issued, (ii) was nominated for election to our board of directors with the approval of a committee of the board of directors consisting of a majority of independent continuing directors or (iii) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the continuing directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

The term “all or substantially all” as used in the definition of change in control in respect of the sale, lease or transfer of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise, established definition of this phrase under applicable law. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

We will be required to purchase notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price on the later of the fundamental change purchase date and the time of book-entry transfer or the delivery of your notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•

all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and, if the fundamental change purchase date is after a regular record date and on or prior to the related interest payment date, the right of the record holder at the close of business on such regular record date to receive the related interest payment).

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations impose any obligations on us in addition to those set forth in the terms of the notes in connection with the repurchase of the notes as a result of a fundamental change.

We will not be required to make an offer to purchase the notes upon a fundamental change if a third party makes such an offer in the manner, at the times and otherwise substantially in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not validly withdrawn under its offer.

No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change purchase price with respect to such notes).

The fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Subject to limited exceptions described in the accompanying prospectus, neither we nor our subsidiaries are prohibited from incurring debt under the Indenture or the terms of the notes. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Furthermore, holders may not be entitled to require us to purchase their notes upon a fundamental change in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

If a fundamental change occurs, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. In addition, restrictions in our then-existing credit facilities or other indebtedness, if any, may not allow us to purchase the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase the notes upon a fundamental change would constitute an Event of Default with respect to the notes, which could, in turn, constitute an event of default under the terms of our other indebtedness then outstanding.

Events of Default

In addition to the Events of Default under “Description of Debt Securities — Events of Default” in the accompanying prospectus, each of the following will constitute an Event of Default with respect to the notes:

(1)	we fail to deliver the shares of our common stock owing upon conversion of any note (including any additional shares, if applicable) within 10 calendar days; or

(2)	we fail to provide timely notice of a fundamental change or a make-whole adjustment event in accordance with the terms of the notes and such failure continues for 5 business days.

Notwithstanding the foregoing and notwithstanding the remedies afforded to holders upon the occurrence and during the continuation of an Event of Default as set forth under “Description of Debt Securities — Events of Default” in the accompanying prospectus, if we so elect, the sole remedy under the Indenture and the notes for an Event of Default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our reporting obligations to the trustee and the SEC, as described under “— Reports” below, will, for the 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the aggregate principal amount of the notes to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided under “Description of Debt Securities — Events of Default” in the accompanying prospectus. The limitation on remedies described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other Events of Default.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the date on which such Event of Default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided under “Description of Debt Securities — Events of Default” in the accompanying prospectus.

Notwithstanding anything to the contrary under “Description of Debt Securities — Events of Default” in the accompanying prospectus, the exception described in the third sentence of the second paragraph of such section to the obligation of the trustee to notify holders of any continuing default known to the trustee will not apply to any failure by us to deliver the consideration due upon conversion of the notes.

As set forth in the officers’ certificate governing the terms of the notes offered hereby, to the extent permitted by law, payments of the fundamental change purchase price, redemption price, principal and interest with respect to the notes that are not made when due will accrue interest per annum at the interest rate then applicable to the notes from the required payment date. Without limiting the foregoing, if we fail to pay interest on the notes when due and such failure continues for a period of 30 days, or if we fail to pay the principal on the notes when due, whether at stated maturity, on a fundamental change purchase date, a redemption date or upon acceleration, we must, upon demand of the trustee, pay to the trustee for the benefit of the holders of the notes the amount then due with respect to the notes, with interest on such overdue principal or installments of interest, as the case may be, at the rate set forth in the preceding sentence.

Modification and Waiver

Notwithstanding anything to the contrary under “Description of Debt Securities — Modification, Waivers and Meetings” in the accompanying prospectus, in addition to the limitations described therein, no modification or amendment of the Indenture or the notes may:

•

modify the provisions with respect to our redemption rights as described above under “— Optional Redemption” or the purchase rights of the holders as described above under “— Purchase of Notes at Your Option upon a Fundamental Change,” in each case, in a manner materially adverse to holders of the notes;

•	change the ranking of the notes; or

•	adversely affect the right of holders to convert notes, or reduce the conversion rate.

In addition to the other permitted amendments described in “Description of Debt Securities — Modification, Waivers and Meetings,” we, the Guarantors and the trustee may amend or supplement the Indenture or the notes without notice to, or the consent of, the holders of the notes:

•

to conform the provisions of the Indenture or the officers’ certificate governing the terms of the notes to the “Description of Debt Securities” section of the accompanying prospectus, as amended and/or supplemented by the “Description of the Notes” section in the preliminary prospectus supplement for the notes, as further amended and/or supplemented by the related pricing term sheet; or

•

upon the occurrence of a transaction of the type described under “— Recapitalizations, Reclassifications and Changes to Our Common Stock,” solely (x) to provide that the notes are convertible into reference property, and (y) to effect the related changes to the terms of the notes described under such section, in each case, in accordance with the applicable provisions of the documents governing the notes.

Satisfaction and Discharge

We may satisfy and discharge our obligations with respect to the notes by delivering to the trustee for cancellation all outstanding notes or depositing with the trustee or delivering to the holders, as applicable, after all outstanding notes have become due and payable, whether at the stated maturity, upon redemption, at any fundamental change purchase date or upon conversion (and determination of related settlement amounts) or otherwise, cash and/or (in the case of conversion) shares of common stock, sufficient to pay all of the outstanding notes or satisfy our conversion obligations, as the case may be, and pay all other sums payable with respect to the notes by us. Such discharge is otherwise subject to terms contained in the Indenture.

The provisions described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will not apply with respect to the notes.

Transfer, Exchange and Conversion

Certificated notes may be surrendered for conversion at the office or agency that we maintain for such purpose in the Borough of Manhattan, The City of New York. This office will initially be an office or agency of the trustee. Notwithstanding anything to the contrary in the accompanying prospectus, we are not required to transfer or exchange any note surrendered for purchase or conversion or selected for redemption except for any portion of that note not being purchased, converted or redeemed, as the case may be.

Purchase and Cancellation

The security registrar, paying agent and conversion agent (if other than the trustee) will forward to the trustee any notes surrendered to them by holders for transfer, exchange, redemption, payment or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee in the manner provided in the Indenture and may not be reissued or resold. No notes shall be authenticated in exchange for any notes cancelled, except as provided in the Indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), purchase notes in the open market or by tender offer at any price or by private agreement. We will cause any notes so purchased (other than notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the Indenture upon their repurchase.

Reports

We and the Guarantors, pursuant to Section 314(a) of the Trust Indenture Act, will file with the trustee, within 15 days after we are or any Guarantor is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we or such Guarantor, as the case may be, may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not, or such Guarantor is not, required to file information, documents or reports pursuant to either such section, then we or it will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Calculations in Respect of the Notes

We and our agents will be responsible for making many of the calculations called for under the Indenture and the notes. These calculations include, but are not limited to, determinations of the closing sale price of our common stock, any adjustments to the conversion rate and accrued interest payable on the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.

Concerning the Trustee

U.S. Bank National Association has agreed to serve as the trustee under the Indenture. The trustee will be permitted to deal with us and our affiliates with the same rights as if it were not trustee.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Book-Entry, Delivery and Form

We will initially issue the notes in the form of one or more global securities.

Global notes will be exchangeable for certificated notes if:

(a)	the Depository notifies us that it is unwilling or unable to continue as Depository for the global notes or the Depository for the global notes ceases to be a clearing agency registered as such under the Exchange Act, if so required by the applicable law or regulation, and no successor Depository for the global notes shall have been appointed within 90 days of such notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be; or

(b)	an Event of Default has occurred and is continuing with respect to the notes.

Upon any such exchange, we will execute, and the trustee will authenticate and deliver, certificated notes in exchange for interests in the global notes. We anticipate that those certificated notes will be registered in such names as the Depository instructs the trustee and that those instructions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global notes.

The provisions described under “Description of Debt Securities — Book-Entry; Delivery and Form — Certificated Debt Securities” in the accompanying prospectus will not apply with respect to the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a summary of certain United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and of the ownership and disposition of common stock received upon conversion of the notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not sought, nor will we seek, any rulings from the Internal Revenue Service (the “IRS”), with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained. This discussion is limited to (i) initial holders of notes who purchase notes at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money, and (ii) holders of our common stock who acquire the common stock upon a conversion of the notes pursuant to the terms of the notes. This discussion is limited to holders that hold the notes and common stock received upon a conversion of the notes as a capital asset within the meaning of Section 1221 of the Code (generally, for investment).

This discussion does not describe all of the tax consequences that may be relevant to a particular holder of notes or common stock in light of such holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in stock and securities or foreign currencies;

•	traders in securities who elect the mark-to-market method of tax accounting for their securities;

•	personal holding companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons holding notes or common stock as part of a hedge, straddle, conversion or other integrated or risk reduction transaction;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	S corporations;

•	partnerships or other entities classified as partnerships or as pass-through entities for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax; or

•	certain former citizens or former long-term residents of the United States.

The summary does not address federal tax consequences other than income tax consequences, nor does it address any state, local or foreign tax consequences.

If a partnership or other entity classified as a partnership or other pass-through entity for U.S. federal income tax purposes holds notes or common stock, the tax treatment of a partner or member will generally depend upon the status of the partner or member and the activities of the partnership or pass-through entity. If you are a partner or member of a partnership or pass-through entity holding notes or common stock, you should consult your tax advisor.

In certain circumstances (see “Description of the Notes — Events of Default” in this prospectus supplement), we may be obligated to pay amounts in excess of the stated interest and principal payable on the notes. It is possible that the IRS could assert that such payments are “contingent payments” and the notes are therefore contingent payment debt instruments for U.S. federal income tax purposes. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the notes are issued) are ignored. We believe there is only a remote possibility that we will be obligated to make any such contingent payments on the notes and therefore intend to take the position that the notes should not be treated as contingent payment debt instruments. Our position will be binding on holders of the notes, unless a holder timely and explicitly discloses to the IRS that it takes a position different from ours. Our position, however, is not binding on the IRS. If the IRS successfully challenges this position, a U.S. holder (as defined below) may be required to accrue interest income based upon a “comparable yield” regardless of the U.S. holder’s method of tax accounting. Such yield would be higher than the stated interest on the notes. In addition, any gain on the sale, exchange, redemption or other taxable disposition of the notes (including any gain realized on the conversion of a note) would be recharacterized as ordinary income. Holders should consult their own tax advisors regarding this issue. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Prospective investors should consult their own independent tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local foreign or other tax laws, including gift and estate tax laws and any applicable tax treaty.

Consequences to U.S. Holders

As used herein, “U.S. holder” means a beneficial owner of a note or common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Interest

The notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes. Accordingly, interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it is paid or accrued in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange or redemption of a note (other than a conversion solely into common stock, as described in “— Conversion of the Notes” below), a U.S. holder will generally recognize taxable gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or other taxable disposition (except to the extent such amount is attributable to accrued interest, which is taxable as ordinary income if not previously included in income), and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be the U.S. holder’s cost therefor, plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in “— Constructive Distributions” below. Such recognized gain or loss generally will be capital gain or loss, and if the U.S. holder is an individual that has held the note for more than one year at the time of sale, exchange, redemption or other taxable disposition of the note, such capital gain or loss will be long-term capital gain or loss. Long-term capital gain of certain non-corporate U.S. holders (including individuals) is generally subject to reduced rates of tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of the Notes

A U.S. holder will generally not recognize any income, gain or loss upon conversion of a note into common stock, except with respect to any cash received in lieu of a fractional share of stock (which will be treated as if such fractional share had been received and then sold and the sale will be treated as described under “— Sale, Exchange or Other Taxable Disposition of Common Stock” below) and with respect to any common stock attributable to accrued interest (which will be treated as described under “— Interest” above). A U.S. holder’s tax basis in the stock received upon conversion generally will equal such holder’s tax basis in the note converted (reduced by the portion of the tax basis that is allocable to any fractional share), and the U.S. holder’s holding period for such common stock generally will include the period during which the U.S. holder held the note. However, a U.S. holder’s tax basis in common stock attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such common stock will begin on the day after the date the common stock is received.

Constructive Distributions

Holders of convertible debt instruments such as the notes may, in certain circumstances that have the effect of increasing a holder’s proportionate interest in our assets or earnings and profits, be deemed to have received constructive distributions where the conversion rate of such instrument is adjusted. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be considered to result in a constructive distribution of stock. However, certain of the possible adjustments provided in the notes, including, without limitation, adjustments in respect of taxable dividends to our stockholders, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the holders of notes will be deemed to have received constructive distributions in amounts based on the value of such holders’ increased interests in our assets or earnings and profits resulting from such adjustments, even though they have not received any cash or property as a result of such adjustments, and it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividends-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. An increase in the conversion rate for notes converted in connection with a make-whole fundamental change may also be treated as a taxable constructive distribution. In certain circumstances, the failure to make a conversion rate adjustment may result in a deemed distribution to the holders of the notes, if, as a result of such failure, the proportionate interest of the note holders in our assets or earnings and profits is increased.

In the case of a deemed dividend, because such deemed dividend will not give rise to any cash from which any applicable withholding tax can be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such U.S. holder may be subject to withholding from subsequent cash payments of interest or shares of our common stock otherwise deliverable to a U.S. holder upon conversion, redemption or repurchase of a note. See “— Information Reporting and Backup Withholding” below.

U.S. holders should consult their own tax advisors concerning the potential for and tax consequences of receiving constructive distributions, including any potential consequences of such distributions for the tax basis and holding period of their notes and common stock.

Distributions on Common Stock

Distributions, if any, other than certain pro rata distributions of common stock, paid or deemed paid on our common stock generally will be treated as dividends to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and will be includable in income when paid. Subject to certain eligibility requirements and limitations (including holding periods), (i) qualifying dividends paid to individual U.S. holders are taxed at the rates applicable to long-term capital gains, and (ii) dividends paid to corporate U.S. holders will qualify for the dividends-received deduction. Distributions on our common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, up to the amount of the holder’s tax basis in the shares of common stock and, thereafter, as a capital gain from the sale or exchange of such stock.

Sale, Exchange or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the cash and the fair market value of any property received for the common stock (less accrued interest, which will be taxable as such), and (ii) such U.S. holder’s tax basis in the common stock. The U.S. holder’s tax basis and holding period in the common stock received upon conversion will be determined in the manner described above under “— Conversion of the Notes.” Any capital gain or loss recognized by a U.S. holder of common stock will be long-term capital gain or loss if the holding period attributable to such common stock is more than one year at the time of such sale, exchange or other taxable disposition. Long-term capital gain of certain non-corporate U.S. holders (including individuals) is eligible for a reduced rate of tax. The deductibility of capital losses is subject to limitations.

3.8% Medicare Tax on “Net Investment Income”

As of January 1, 2013, certain U.S. holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” as defined by the Code, which may include all or a portion of their interest on notes and dividends on shares of our common stock and net gains from the disposition of notes and shares of our common stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of notes and shares of our common stock.

Information Reporting and Backup Withholding

Information returns will be furnished to U.S. holders and filed with the IRS in connection with payments on the notes, dividends on our common stock (including constructive distributions on the notes treated as dividends), and the proceeds from a sale or other disposition of the notes or our common stock, unless the U.S. holder is an exempt recipient such as a corporation. A U.S. holder will be subject to backup withholding on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder. For these purposes, a “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of the notes that is for U.S. federal income tax purposes a nonresident alien individual, a foreign corporation, or a trust or estate that is not a U.S. holder.

Interest

Subject to the discussion of backup withholding and withholding on foreign accounts below, payments of interest on a note to a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that:

•

such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of the Code and applicable Treasury regulations;

•	such holder is not a controlled foreign corporation that is related to us, actually or constructively, through stock ownership;

•	such holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business; and

•

either (i) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, or other applicable form), or (ii) the non-U.S. holder holds the notes through one of specified foreign intermediaries or specified foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. withholding tax, unless the non-U.S. holder provides a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and is includable in the non-U.S. holder’s gross income for the applicable period. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (but without regard to the 3.8% Medicare tax described above). In addition, if a non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Conversion of the Notes

Subject to the discussion below regarding conversion in “—Foreign Investment in Real Property Tax Act,” a non-U.S. holder’s conversion of a note solely for common stock will be treated in a manner similar to that described in “— Consequences to U.S. holders — Conversion of the Notes,” except that (i) to the extent a holder receives cash or common stock attributable to accrued interest, such receipt of cash or common stock will be taxable as described above under “— Consequences to U.S. holders — Interest,” and (ii) to the extent a holder receives cash in lieu of a fractional share of stock, such receipt of cash will be treated as if such fractional share had been received and then sold, and such sale will be treated as described under “— Sale, Exchange or Other Disposition of the Notes or Shares of Common Stock” below.

Dividends and Constructive Distributions

Dividends (including deemed dividends on the notes described above under “— Consequences to U.S. holders — Constructive Distributions”) paid to a non-U.S. holder of our common stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under a treaty, a non-U.S. holder will be required to provide an IRS Form W-8BEN certifying its entitlement to such reduced rate.

However, dividends that are effectively connected with the conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder (but without regard to the 3.8% Medicare tax, described above). Certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under some circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

In the case of a deemed dividend, because such deemed dividend will not give rise to any cash from which any applicable withholding tax can be satisfied, a non-U.S. holder may be subject to withholding from subsequent cash payments of interest or from cash or shares of our common stock otherwise deliverable to a non-U.S. holder upon conversion, redemption or repurchase of a note.

Under proposed Treasury regulations issued pursuant to Section 871(m) of the Code, certain adjustments to the conversion rate of the notes may be treated as “dividend equivalent payments” that are subject to the 30% withholding tax. While significant aspects of the application of these regulations to the notes are unclear, the regulations may, when finalized, require withholding at different times and in different amounts than under the rules above applicable to constructive dividends.

Sale, Exchange or Other Disposition of the Notes or Shares of Common Stock

Subject to the discussion of backup withholding and the discussion of withholding on foreign accounts below, any gain realized by a non-U.S. holder on the sale, exchange or other disposition of a note or shares of our common stock received upon the conversion of a note (including any gain realized on the deemed disposition of a fractional share in connection with such a conversion, as described above under “— Conversion of the Notes”) generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);

•

such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of the notes or common stock and certain other conditions are satisfied; or

•

our company is or has been a United States real property holding corporation (a “USRPHC”), as defined below under “— Foreign Investment in Real Property Tax Act”, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter.

Except to the extent that an applicable income tax treaty provides otherwise, a non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (but without regard to the 3.8% Medicare tax, described above) and, with respect to corporate holders, may also be subject to a branch profits tax at 30% or a reduced income tax treaty rate.

A non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax on the gain derived from the disposition of the notes or common stock (unless determined otherwise under an applicable income tax treaty), which may be offset by certain U.S. source capital losses, even though such holder is not considered a resident of the United States.

With respect to the third bullet point above, our company has not determined whether it is a USRPHC. For a discussion of the U.S. federal income tax consequences that will result if it is determined that our company is a USRPHC, see “— Foreign Investment in Real Property Tax Act” below.

Foreign Investment in Real Property Tax Act

Under U.S. federal income tax laws enacted as part of the Foreign Investment in Real Property Tax Act (“FIRPTA”), a “United States real property interest” (“USRPI”) generally includes any interest (other than an interest solely as a creditor) in a U.S. corporation, unless it is established under specified procedures that the U.S. corporation was not a USRPHC at any time during the shorter of (i) the 5-year period ending on the date of the relevant disposition, and (ii) the period during which the applicable non-U.S. holder held an interest in the U.S. corporation. In general, a U.S. corporation is classified as a USRPHC if the fair market value of its interests in U.S. real property equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in its trade or business. Our company has not determined whether it is a USRPHC. If it is determined that our company is a USRPHC, the notes and our common stock will be treated as USRPIs unless an applicable exception applies.

In general, a non-U.S. holder that disposes of a USRPI (including any disposition that otherwise qualifies for nonrecognition treatment, such as conversion of notes in a recapitalization) may be required to pay U.S. federal income tax with respect to such disposition (the “FIRPTA tax”). In addition, any person that acquires a USRPI from a non-U.S. holder may be required to deduct a U.S. federal withholding tax, generally equal to 10% of the gross proceeds paid to the non-U.S. holder (“FIRPTA withholding”). A non-U.S. holder that is subject to the FIRPTA tax or to FIRPTA withholding will be required to timely file a U.S. federal income tax return reporting any required amounts as income effectively connected with the conduct of a trade or business in the United States, and pay any FIRPTA tax, to the extent not previously withheld pursuant to FIRPTA withholding, due upon the filing of such return (or, depending upon the circumstances, earlier through estimated payments).

If it is determined that our company is a USRPHC, the notes held by a non-U.S. holder will not be considered USRPIs (and therefore neither the FIRPTA tax nor FIRPTA withholding will apply to a disposition of such notes by such non-U.S. holder) if either (i) our common stock continues to be regularly traded on an established securities market, the notes are not regularly traded on an established securities market, and the fair market value of the notes owned, actually or constructively, by the non-U.S. holder on the date the notes were acquired did not exceed the fair market value of 5% of our outstanding common stock, or (ii) our common stock is regularly traded on an established securities market at any time during the calendar year of a disposition of the notes, the notes are considered regularly traded on an established securities market, and, at all times during the shorter of (a) the five-year period preceding the disposition date and (b) the non-U.S. holder’s holding period of such notes, the non-U.S. holder owns, actually or constructively, no more than 5% of the outstanding notes. If the notes, but not the shares of our common stock into which the notes are convertible, are subject to the rules governing USRPIs (which, assuming our common stock continues to be regularly traded on an established securities market, would only apply if you own notes in amounts exceeding the thresholds described above), the conversion of the notes solely into shares of our common stock would be a taxable event and you would be subject to U.S. tax in the same manner as described above. If both the notes and shares of our common stock into which the notes are convertible are subject to the special rules governing USRPIs, then, although the conversion of the notes solely into shares of our common stock generally would not be taxable, you may be required to file an income tax return for the taxable year of the conversion and satisfy certain procedural requirements in accordance with the applicable Treasury regulations.

If it is determined that our company is a USRPHC, and assuming that our common stock continues to be considered to be regularly traded on an established securities market, (i) the common stock held by a non-U.S. holder will not be considered a USRPI (and therefore the FIRPTA tax will not apply to a disposition of such stock by such non-U.S. holder) if at all times during the shorter of (a) the five-year period preceding the disposition date and (b) the non-U.S. holder’s holding period of such stock, the non-U.S. holder owns, actually or constructively, no more than 5% of our outstanding common stock, and (ii) no FIRPTA withholding will apply on the disposition of our common stock by a non-U.S. holder.

Non-U.S. holders should consult their tax advisors regarding the possibility that the sale, exchange, repurchase, redemption or conversion of the notes, or any sale, exchange, repurchase or redemption of our common stock, may be subject to U.S. federal income taxation and withholding in the event that our company is determined to be a USRPHC.

Information Reporting and Backup Withholding

Information returns will be furnished to non-U.S. holders and filed with the IRS in connection with interest payments on the notes and dividend payments on the common stock and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and the non-U.S. holder may be subject to backup withholding on payments on the notes or common stock or on the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

Recent Legislation Relating to Withholding on Foreign Accounts

Under legislation enacted in 2010, a 30% withholding tax will generally be imposed on interest, dividends, and gross proceeds from the sale or other disposition of common stock or notes paid to (i) a “foreign financial institution” (as defined in the legislation), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), or (ii) a foreign entity that is not a financial institution, unless such entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each direct and indirect substantial United States owner. Recently issued final Treasury regulations, which will become effective upon publication in the Federal Register, provide that this withholding tax will not apply to (i) payments made under, or gross proceeds from the disposition of, debt obligations issued prior to January 1, 2014, or (ii) payments of dividends on common stock made prior to January 1, 2014, or gross proceeds of a sale or other disposition of common stock occurring prior to January 1, 2017. Prospective investors should consult their tax advisors regarding these withholding provisions, including the application of the aforementioned grandfathering provision to the notes.

UNDERWRITING

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. are acting as joint book-running managers of the offering. Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the over-allotment option described below) if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed              of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed $             of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $             additional aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

We, our executive officers and our directors have agreed that, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC directly or indirectly, offer, sell, contract to sell or otherwise dispose of, any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, subject to certain exceptions. Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes), including in any exercise of the underwriters’ over-allotment option.

Paid by KB Home
Per note	%

We estimate that the total expenses that we will incur in connection with the sale of the notes and the concurrent offering of our common stock, other than underwriting discounts, will be $            .

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•

Covering transactions involve purchases of notes either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Conflicts of Interest

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. We have engaged Citigroup Global Markets Inc. (“CGMI”), one of the joint book-running managers and underwriters in this offering and the concurrent common stock offering, to assemble a syndicate of financial institutions to provide a new unsecured revolving credit facility, and affiliates of CGMI and each of the other underwriters or their affiliates may also participate in such new credit facility. See “Prospectus Supplement Summary — Recent Developments — Potential Revolving Credit Facility.” In addition, each of the underwriters is participating as an underwriter in the concurrent common stock offering. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates has or enters into a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying base prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying base prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the initial purchasers from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying base prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying base prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying base prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying base prospectus. The notes to which this prospectus supplement and the accompanying base prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying base prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for KB Home by Munger, Tolles & Olson LLP, Los Angeles, California. Jones Day, Los Angeles, California, and Davis Polk & Wardwell LLP, New York, New York, will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the fiscal year ended November 30, 2012, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and KB Home management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2012 have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Depositary Shares

We will provide specific terms of these securities in supplements and/or in free writing prospectuses accompanying this prospectus. You should read this prospectus and any supplement and free writing prospectus accompanying this prospectus carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “KBH.” Any common stock issued pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange or a successor thereof.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 1 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the date on the front of each such document.

When this prospectus, any prospectus supplement or any free writing prospectus uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home and its subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on November 30. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

When we refer in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus or in the documents incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, which include detached and attached single-family homes, town homes and condominiums, and references to our homebuilding revenues and similar references refer to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

i

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus accompanying this prospectus before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including future revenues, homes delivered, selling prices, expenses, expense ratios, margins, liquidity, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of backlog (including amounts that we expect to realize upon delivery of homes included in backlog and the timing of those deliveries), potential future acquisitions and the impact of completed acquisitions, future share repurchases and possible future actions, which may be provided by us, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Wall Street Reform and Protection Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas and our ability to identify and acquire such land; legal or regulatory proceedings or claims, including the involuntary bankruptcy and other legal proceedings involving the South Edge, LLC residential development joint venture located in Las Vegas, Nevada in which we are a participant; the confirmation by the bankruptcy court of a consensual plan of reorganization for South Edge, LLC and the implementation of such a plan in accordance with the consensual agreement effective June 10, 2011 among us, the administrative agent for the lenders to South

Edge, LLC, several of those lenders, and certain of the other members of South Edge, LLC and their respective parent companies; the ability and/or willingness of participants in our unconsolidated joint ventures to fulfill their obligations; our ability to access capital; our ability to use the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities), revenue growth and cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs, including The Open Series ™; the impact of our unconsolidated mortgage banking joint venture with a subsidiary of Bank of America, N.A. ceasing to accept loan applications effective June 27, 2011 and ceasing to offer mortgage banking services to our homebuyers after June 30, 2011; the manner in which our homebuyers are offered and obtain residential consumer mortgage loans and mortgage banking services; and other events outside of our control. Please see our Annual Report on Form 10-K for the year ended November 30, 2010, our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2011 and May 31, 2011 and our other filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement and any free writing prospectus prepared by us or on our behalf, together with additional information described immediately below under the heading “Where You Can Find More Information.”

Any statements in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC. Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until this prospectus is no longer deemed effective.

(1)	Our Annual Report on Form 10-K for the year ended November 30, 2010;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2011 and May 31, 2011;

(3)	Our Current Reports on Form 8-K filed on February 2, 2011, February 4, 2011, April 6, 2011, June 16, 2011, and June 29, 2011 (only as to the information reported under Item 8.01 therein); and

(4)	The description of our Common Stock included in our Registration Statement on Form 8-A filed on June 30, 1986, and the description of our Rights to Purchase Series A Participating Cumulative Preferred Stock included in our Registration Statement on Form 8-A filed on January 27, 2009, as amended by our Registration Statement on Form 8-A/A filed on January 27, 2009.

Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus or in an applicable prospectus supplement or free writing prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors will find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing to us at our principal executive offices at the following address: KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations. You may also telephone us at (310) 231-4000.

DESCRIPTION OF KB HOME

We are one of the largest and most recognized homebuilding companies in the United States with operating divisions in the following regions and states: West Coast — California; Southwest — Arizona and Nevada; Central — Colorado and Texas; and Southeast — Florida, Maryland, North Carolina and Virginia. We have delivered over half a million quality homes for families since our founding in 1957.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the development of new residential properties and commercial projects, the repayment of debt and possible land or corporate acquisitions. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended May 31, 2011		Years Ended November 30,
			2010		2009		2008		2007		2006
Ratios of earnings to fixed charges(1)		(2)		(2)		(2)		(2)		(2)	2.90x

(1)	We compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest. No preferred stock was outstanding during any of the periods presented in the above table.

(2)	Earnings for the years ended November 30, 2007, 2008, 2009 and 2010 were insufficient to cover fixed charges for the respective period by $1.30 billion, $824.1 million, $197.6 million and $15.4 million, and earnings for the six months ended May 31, 2011 were insufficient to cover fixed charges for the period by $121.0 million.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our senior, senior subordinated or subordinated debt securities. The senior debt securities will be issued under a senior indenture dated as of January 28, 2004, as amended on June 30, 2004, May 1, 2006, November 9, 2006 and August 17, 2007, and as may be further amended and supplemented, by and between us, the Guarantors (as defined below) party thereto from time to time and U.S. Bank National Association (successor in interest to SunTrust Bank), as trustee. The senior subordinated debt securities will be issued under a senior subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in the prospectus supplement relating to an issue of our senior subordinated debt securities. The subordinated debt securities will be issued under a subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in the prospectus supplement relating to an issue of our subordinated debt securities. Throughout this section, we will refer either to the indentures, which includes the senior indenture, the senior subordinated indenture and the subordinated indenture, each as it may be amended or supplemented from time to time, or individually to each separate indenture, as it may be amended or supplemented from time to time, where appropriate.

The following summary of some of the terms of our debt securities and the indentures sets forth certain general terms that might apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement and/or free writing prospectus relating to those debt securities. To the extent that any description in a prospectus supplement or in a free writing prospectus of particular terms of debt securities or of an indenture differs from this description, this description will be deemed to have been superseded by the description in that prospectus supplement or in that free writing prospectus in respect of those particular terms of the debt securities or that indenture.

Copies of the forms of indentures and the forms of certificates evidencing the debt securities have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that are or will be incorporated by reference in this prospectus. You may obtain copies of these documents as described above under “Where You Can Find More Information,” and we urge you to read these documents before you invest in the debt securities. The following is a summary of selected provisions of the indentures and the debt securities. Certain terms used in this description are defined below in the subsection “— Certain Definitions.” This summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indentures and the certificates evidencing the debt securities, which are incorporated by reference in this prospectus. Some capitalized terms used in the following summary and not defined have the meanings given to those terms in the applicable indentures.

In this section, references to “KB Home,” “we,” “our” and “us” mean KB Home excluding, unless the context otherwise requires or we otherwise expressly state, our subsidiaries.

General

Each indenture provides that we may issue debt securities under that indenture from time to time in one or more series and permits us to establish the terms of the debt securities of each series at the time of issuance. None of the indentures limits the amounts of debt securities we may issue under that indenture.

Under each indenture, we may, without the consent of the holders of any debt securities under that indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under that indenture. This means that, in circumstances where an indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

The debt securities will be our unsecured senior, unsecured senior subordinated or unsecured subordinated obligations. See “— Holding Company Structure” and “— Ranking” below. The debt securities will initially have the benefit of guarantees (each a “Guarantee” and, collectively, the “Guarantees”) from certain of our subsidiaries. The Guarantors as of the date of this prospectus are KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company. Under certain circumstances, any or all of the Guarantors may be released from their Guarantees of the debt securities, or other of our Subsidiaries may be required to guarantee the debt securities. See “— Guarantees.” Each Guarantee will be the unsecured senior, unsecured senior subordinated or unsecured subordinated obligation of the related Guarantor. See “— Ranking.”

The debt securities may be denominated and payable in United States dollars or foreign currencies or units based on or relating to foreign currencies. Special United States federal income tax considerations applicable to any debt securities so denominated will be described in the applicable prospectus supplement.

Although the indentures permit us to issue debt securities in bearer form, unless otherwise provided in a prospectus supplement with respect to the debt securities offered thereby, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The prospectus supplement relating to the debt securities of the series offered thereby, which we sometimes refer to as the “offered debt securities,” will specify the following terms of the offered debt securities, if applicable:

•	the title of the offered debt securities and whether those offered debt securities will be senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the purchase price and denomination of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the interest rate or rates, if any, that the offered debt securities will bear, or the method by which such rate will be determined;

•	the date from which interest, if any, will accrue, the interest payment dates and the regular record dates for the offered debt securities;

•	any optional or mandatory redemption or repayment provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the offered debt securities;

•	the terms, if any, on which the offered debt securities may be converted into or exchanged for our stock or other securities or stock or other securities of other entities;

•

any restrictive covenants not described below in “— Certain Covenants” and “— Consolidation, Merger and Sale of Assets,” and any addition to, or modification or deletion of, any covenant, with respect to the offered debt securities;

•	whether the offered debt securities will be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•

any special United States federal income tax considerations applicable to the offered debt securities, including in respect of any offered debt securities that are original issue discount securities, which bear no interest or bear interest payable in cash at below-market rates and are sold at a discount below their stated principal amount; and

•	any other specific terms of the offered debt securities.

Exchange, Registration and Transfer

Registered debt securities may be transferred and debt securities in registered or bearer form may be exchanged at the office or agency that we maintain for these purposes which, unless otherwise provided in respect of a series of debt securities in the prospectus supplement offering debt securities of that series, will be located in the Borough of Manhattan, The City of New York. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Debt securities in bearer form and related coupons, if any, will be transferable upon delivery.

In the case of debt securities of any series that are redeemable at our option, we will not be required to issue, exchange or register a transfer of:

•

any debt securities of that series during a period beginning at the opening of business 15 days before any day of the selection for redemption of debt securities of like tenor and terms and of the same series and ending at the close of business on the day of such selection;

•

any debt securities of that series in registered form, or portion thereof, so selected for redemption except, in the case of any such debt securities to be redeemed in part, the portions thereof not selected to be redeemed;

•

any debt securities of that series in bearer form so selected for redemption except, to the extent provided with respect to such debt securities, that such debt securities may be exchanged for debt securities in registered form of like tenor and terms and of the same series, provided that the debt securities in registered form shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of the applicable indenture; or

•

any debt securities of that series which, in accordance with their terms, have been surrendered for repayment at the option of the holder and not withdrawn, except the portion, if any, of such debt securities not to be so repaid.

Payment and Paying Agent

We will pay principal of and any premium or interest on registered debt securities in the designated currency or currency unit at the office or agency maintained by us for that purpose which, unless otherwise provided in respect of a series of debt securities in the prospectus supplement offering debt securities of that series, will be located in the Borough of Manhattan, The City of New York; provided that payments of interest on registered debt securities may be made, at our option, by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that payments on registered debt securities in global form that are registered in the name of a depository or its nominee will be made by wire transfer, unless otherwise provided in the applicable prospectus supplement with respect to the debt securities of any such series. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. Interest payable on coupons pertaining to debt securities in bearer form will be paid only upon presentation and surrender of those coupons.

If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the trustee or paying agent will, on our request, release any unclaimed amounts to us, and the holder of that debt security or coupon, as the case may be, shall look only to us and the Guarantors for any payment they may be entitled to collect, subject to the escheatment of any unclaimed amounts pursuant to applicable state law.

If any interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date of any of the debt securities is not a Business Day at any Place of Payment, then payment of principal and any premium or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date, as the case may be.

Book-Entry; Delivery and Form

If the debt securities of any series will be issued in the form of one or more global debt securities in fully registered form, without interest coupons (each, a “global debt security”), each global debt security will be deposited with, or on behalf of, a custodian for the applicable depository (the “Depository”) and will be registered in the name of the Depository or its nominee. Unless we specify otherwise in a prospectus supplement, the Depository for the global debt securities will be The Depository Trust Company, New York, New York. Investors may hold their beneficial interests in a global debt security directly through the Depository, if they are participants in the Depository’s electronic book-entry registration and transfer system, or indirectly through organizations that are participants in the system.

Except as set forth below, the global debt securities may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor depository or any nominee of such successor. Beneficial interests in global debt securities may not be exchanged for debt securities in definitive certificated form (“certificated debt securities”) except in the limited circumstances described below.

All interests in the global debt securities will be subject to the procedures and requirements of the Depository.

Certificated Debt Securities.    The indentures provide that the global debt securities of any series will be exchangeable for certificated debt securities of that series if:

(a) the Depository notifies us that it is unwilling or unable to continue as Depository for the global debt securities of that series or the Depository for the global debt securities of that series ceases to be a clearing agency registered as such under the Exchange Act, if so required by the applicable law or regulation, and no successor Depository for the global debt securities of that series shall have been appointed within 90 days of such notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

(b) we, in our sole discretion, determine that the debt securities of that series will no longer be represented by global debt securities and execute and deliver to the applicable trustee an order to the effect that the global debt securities of that series shall be so exchangeable; or

(c) an Event of Default has occurred and is continuing with respect to the debt securities of that series.

Upon any such exchange, we will execute, and the applicable trustee will authenticate and deliver, certificated debt securities of the applicable series in exchange for interests in the global debt securities of that series. We anticipate that those certificated debt securities will be registered in such names as the Depository instructs the trustee and that those instructions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global debt securities of that series.

Book-Entry System.    The Depository has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve system;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depository holds securities of institutions that have accounts with the Depository (“participants”) and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The Depository’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own the Depository. Indirect access to the Depository’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

We expect that, upon the issuance of a global debt security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of participants. Ownership of beneficial interests in the global debt securities will be limited to participants or persons that may hold interests, directly or indirectly, through participants. Ownership of beneficial interests in the global debt securities will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depository (with respect to participants’ interests) and records maintained by participants and indirect participants (with respect to the owners of beneficial interests in the global debt securities other than participants). Likewise, beneficial interests in global debt securities may be transferred only in accordance with the Depository’s procedures, in addition to those provided for under the indentures. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such debt securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global debt securities.

So long as the Depository or its nominee is the registered holder of the global debt securities of any series, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related debt securities for all purposes under the applicable indenture. Except as described herein, owners of beneficial interests in the global debt securities will not be entitled to have the debt securities represented by such global debt securities registered in their names and will not receive or be entitled to receive physical delivery of certificated debt securities. In addition, owners of beneficial interests in the global debt securities will not be considered to be the owners or registered holders of the debt securities represented by those beneficial interests under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global debt security of any series must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the person or persons through which such person owns its beneficial interest in order to exercise any right of a registered holder of debt securities of that series. We understand that under existing industry practice, if the Depository is entitled to take any action as the registered holder of a global debt security, the Depository would authorize its participants to take such action and that the participants and the indirect participants would authorize owners of beneficial interests owning through them to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and any premium or interest on debt securities represented by a global debt security registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered holder of such global debt security. We expect that the Depository or its nominee, upon receipt of any payment in respect of a global debt security, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of the Depository or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of the Depository. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in the global debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between the Depository and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

The information in this subsection “— Book-Entry; Delivery and Form” concerning the Depository and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Holding Company Structure

The debt securities will initially be guaranteed by certain of our subsidiaries. See “— Guarantees” below. However, subsidiaries of ours that are not Guarantors of the debt securities can generate significant revenues and income for us and may hold a significant amount of our consolidated assets. We refer to these subsidiaries as the “Non-Guarantor Subsidiaries.”

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debt securities, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash. Our subsidiaries are separate and distinct legal entities, and the Non-Guarantor Subsidiaries have no obligation to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, depend on their results of operations and are subject to other business considerations.

Because of our holding company structure, the debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries. These liabilities may include secured and unsecured indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any Non-Guarantor Subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are a creditor of one of our Non-Guarantor Subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us.

See “— Ranking — Subordination of Senior Subordinated Debt Securities and Guarantees” and “— Ranking — Subordination of Subordinated Debt Securities and Guarantees” below for information as to the terms on which the senior subordinated debt securities and the subordinated debt securities and the related Guarantees will be subordinated in right of payment to Senior Indebtedness. The debt securities and the Guarantees will also be effectively subordinated to our secured indebtedness and to the secured indebtedness of the Guarantors, respectively.

Guarantees

The senior indenture provides that payment of principal of and any premium and interest on the senior debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis by the Guarantors. The senior subordinated indenture provides that payment of principal of and any premium and interest on the senior subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors. The subordinated indenture provides that payment of principal of and any premium and interest on the subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured subordinated basis by the Guarantors.

Each indenture provides that the obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding this limitation, a court would not find that a Guarantee violated applicable fraudulent conveyance, fraudulent transfer or other similar laws. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt of the Guarantor or take other action detrimental to holders of the debt securities, including directing the return of any payments received by holders from the applicable Guarantor.

Ranking of Guarantees.    For information regarding the ranking of the Guarantees of the senior debt securities, the Guarantees of the senior subordinated debt securities and the Guarantees of the subordinated debt securities, see “— Ranking” below.

Release of Guarantors.    Each indenture provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, as is the case as of the date of this prospectus, if a Guarantor shall cease to be a Domestic Significant Subsidiary, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under such indenture and its Guarantee of the debt securities issued under such indenture without any further action required on the part of us, the other Guarantors, the trustee under such indenture or any holder of debt securities issued under such indenture; provided that all guarantees by such Guarantor of any other Indebtedness of ours and of any our Subsidiaries (other than, in the case of the senior subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the senior subordinated indenture and, in the case of the subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the subordinated indenture) are terminated at or prior to the time of such release.

Additional Guarantors.    Each indenture provides that, for so long as we are a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not then a Guarantor guarantees any indebtedness or other obligations of ours under any Substitute Credit Facility, then, contemporaneously with or prior to the effectiveness of such guarantee, we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture. Each indenture also provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not a Guarantor either (a) is or becomes a Domestic Significant Subsidiary or (b) guarantees any Subject Notes, then we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

Each indenture also provides that, anything therein to the contrary notwithstanding, we will not cause or permit any of our Subsidiaries to guarantee any of the Subject Notes unless such Subsidiary is either a Guarantor of the debt securities under such indenture or, contemporaneously with or prior to the effectiveness of such Subsidiary’s guarantee of such Subject Notes, such Subsidiary enters into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

As used in the three preceding paragraphs, the term “guarantee” (but not the term “Guarantee”) means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay principal of or interest on (or advance or supply funds or pledge assets for the purchase or payment of or payment of interest on) Indebtedness of such other Person (whether by agreement to provide additional capital or to maintain financial condition or other similar agreement), and such term, when used as a verb in any of the three preceding paragraphs, shall have a correlative meaning.

Ranking

Ranking of Senior Debt Securities and Guarantees

Our senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. Each Guarantee of senior debt securities by a Guarantor will be an unsecured senior obligation of such Guarantor and will rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated indebtedness and guarantees. However, the senior debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries, and the senior debt securities and each Guarantor’s Guarantee of the senior debt securities will also be effectively subordinated to all existing and future secured indebtedness of ours and of such Guarantor, respectively, all as described above under “— Holding Company Structure.”

Subordination of Senior Subordinated Debt Securities and Guarantees

Our senior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of our existing and future Senior Indebtedness, including the senior debt securities. Each Guarantee of senior subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities.

The senior subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the senior subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the senior subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the senior subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the senior subordinated debt securities and states that such Debt shall not be senior in right of payment to the senior subordinated debt securities or to the Guarantees of the senior subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the senior subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the senior subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the senior subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the senior subordinated debt securities.

The senior subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of any senior debt securities issued by us under the senior indenture shall constitute Senior Indebtedness of such Guarantor.

Anti-Layering Covenant.    The senior subordinated indenture provides that neither we nor any Guarantor of the senior subordinated debt securities will incur any Debt that is subordinated by the terms of the instrument creating such Debt in right of payment to any other Debt of ours or of such Guarantor, respectively, and that is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinate and junior in right of payment to, the senior subordinated debt securities or such Guarantor’s Guarantee of the senior subordinated debt securities, respectively. The senior subordinated indenture provides that, for purposes of the preceding sentence, references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others.

Subordination Following Insolvency or Bankruptcy.    The senior subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of senior subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on or any other amount owing in respect of the senior subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of senior subordinated debt securities would be entitled but for the subordination provisions in the senior subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

Notwithstanding the provisions described in the preceding paragraph, if the trustee under the senior subordinated indenture or the holder of any senior subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities.    If payment of any of our senior subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the senior subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the senior subordinated debt securities only if we are permitted to do so under the subordination provisions of our senior subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness.    We may not make any payment of the principal of or any premium or interest on or any other amount owing in respect of the senior subordinated debt securities, and we may not acquire any senior subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a failure by us to make any payment in respect of that Senior Indebtedness when due or within any applicable grace period (a “Payment Default”), that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the senior subordinated debt securities and may acquire senior subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•

the default with respect to the applicable Senior Indebtedness is cured or waived, and, in any case described above, the subordination provisions of the senior subordinated indenture otherwise permit the payment or acquisition of senior subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the senior subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors.    A Guarantor’s obligations under its Guarantee of our senior subordinated debt securities are senior subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our senior subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) as our obligations to make payments on our senior subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the senior subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the senior subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the senior subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the senior subordinated debt securities if the senior subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the senior subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the senior subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our senior subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our senior subordinated debt securities.

If this prospectus is being delivered in connection with a series of senior subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Subordination of Subordinated Debt Securities and Guarantees

Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of our existing and future “Senior Indebtedness,” including the senior debt securities and the senior subordinated debt securities. Each Guarantee of subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities and senior subordinated debt securities.

The subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness of ours or of such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refers explicitly, in our case, to the subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the subordinated debt securities and states that such Debt shall not be senior in right of payment to the subordinated debt securities or the Guarantees of the subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the subordinated debt securities.

The subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of (a) senior debt securities issued by us under the senior indenture, and (b) senior subordinated debt securities issued by us under our senior subordinated indenture.

Subordination Following Insolvency or Bankruptcy.    The subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on or any other amount owing in respect of the subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of subordinated debt securities would be entitled but for the subordination provisions in the subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

If, notwithstanding the provisions described in the preceding paragraph, the trustee under the subordinated indenture or the holder of any subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Subordinated Debt Securities.    If payment of any of our subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the subordinated debt securities only if we are permitted to do so under the subordination provisions of our subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness.    We may not make any payment of the principal of or any premium or interest on or any other amount owing in respect of the subordinated debt securities, and we may not acquire any subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a Payment Default, that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the subordinated debt securities and may acquire subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the subordinated indenture otherwise permit the payment or acquisition of subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors.    A Guarantor’s obligations under its Guarantee of our subordinated debt securities are subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) that our obligations to make payments on our subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the subordinated debt securities if the subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Certain Covenants

Unless otherwise expressly provided in the prospectus supplement applicable to any series of debt securities, the following covenants will apply with respect to each series of senior debt securities but will not apply with respect to any series of senior subordinated debt securities or subordinated debt securities.

Except as described below with respect to the senior indenture, none of the indentures limits the amount of secured or unsecured indebtedness or the amount of lease obligations or other liabilities that may be incurred by us, our subsidiaries or entities in which we have an ownership interest but which do not constitute subsidiaries. Neither we nor any of our subsidiaries is restricted under any of the indentures from paying dividends or issuing or repurchasing securities. In addition, none of the indentures contains any provision that would permit holders of debt securities issued under that indenture to require us to repurchase those debt securities if there is a change in control of us or otherwise, nor do any of the indentures contain provisions intended to protect investors if there is a recapitalization, highly leveraged transaction or other similar transaction affecting us or our subsidiaries. Notwithstanding the foregoing, however, the terms of our 9.100% senior notes due 2017 (the “9.100% Senior Notes”) require us to repurchase those notes if there is a change in control of us, as further described below under “ Description of Debt Securities — Change in Control Trigger for 9.100% Senior Notes due 2017.”

As described below, the senior indenture contains a covenant that limits our ability and the ability of our Restricted Subsidiaries to incur Secured Debt and a covenant that limits our ability and the ability of our Restricted Subsidiaries to enter into certain Sale and Leaseback Transactions. However, these covenants are subject to a number of important exceptions and limitations and prospective purchasers of senior debt securities should carefully review the information with respect to these covenants and the related definitions appearing below. In that regard, the senior indenture does not limit the amount of unsecured indebtedness or the amount of lease obligations (other than lease obligations under certain Sale and Leaseback Transactions) or other liabilities that may be incurred by us and our Restricted Subsidiaries, nor does the senior indenture limit the amount of indebtedness, whether secured or unsecured, or the amount of lease obligations or other liabilities that may be incurred by our subsidiaries which are not Restricted Subsidiaries or by entities in which we have an ownership interest but do not constitute Restricted Subsidiaries.

The senior indenture contains, among others, the following covenants:

Restrictions on Secured Debt.    The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt; provided that this restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by Security Interests:

(1) on (a) model homes, (b) homes held for sale, (c) homes that are under contract for sale, (d) contracts for the sale of homes, (e) land (improved or unimproved), (f) manufacturing plants, (g) warehouses or (h) office buildings, and fixtures and equipment located thereat or thereon;

(2) on property at the time of its acquisition by us or a Restricted Subsidiary which Security Interests secure obligations assumed by us or a Restricted Subsidiary in connection with the acquisition of such property or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects any property that we or a Restricted Subsidiary own prior to such transaction);

(3) arising from conditional sales agreements or title retention agreements with respect to property we or a Restricted Subsidiary acquire;

(4) incurred by us or a Restricted Subsidiary in connection with pollution control, industrial revenue, water, sewage or any similar financing;

(5) securing Indebtedness of a Restricted Subsidiary owing to us or a Restricted Subsidiary that is wholly owned (directly or indirectly) by us and Security Interests securing our Indebtedness owing to a Guarantor; and

(6) for the sole purpose of extending, renewing or replacing in whole or in part Secured Debt referred to in the foregoing clauses (1) to (5), inclusive, or in this clause (6); provided, however, that the Secured Debt excluded pursuant to this clause (6) shall be excluded only in an amount not to exceed the principal amount of the Secured Debt being extended, renewed, or replaced at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the assets subject to the Security Interest so extended, renewed or replaced (plus refurbishment of or improvements thereon or thereto).

In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the senior debt securities, if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

A substantial portion of the book value of our assets and the assets of our Restricted Subsidiaries could be pledged to secure Indebtedness without violating the foregoing covenant. Among other things, this covenant allows us and our Restricted Subsidiaries to incur Indebtedness secured by homes held for sale, homes that are under contract for sale, contracts for the sale of homes and both improved and unimproved land, which in the past have typically represented a substantial portion of the book value of our consolidated assets. Accordingly, investors should be aware that this covenant allows us and/or our Restricted Subsidiaries to incur substantial amounts of Secured Debt without being required to equally and ratably secure the senior debt securities.

The provisions described above with respect to limitations on Secured Debt are also not applicable to certain types of Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any of our subsidiaries that is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions.    The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the date of the senior indenture, unless:

(1) notice is promptly given to the trustee under the senior indenture of the Sale and Leaseback Transaction;

(2) we or the relevant Restricted Subsidiary receive fair value for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors delivered to the trustee); and

(3) we or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:

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to the redemption, repayment or retirement of (a) any senior debt securities outstanding under the senior indenture, (b) any of our indebtedness that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the senior debt securities issued under the senior indenture, or (c) any indebtedness of any Guarantor that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Guarantee of such Guarantor, and/or

•	to the purchase by us or any Restricted Subsidiary of property used in our or its respective trade or business.

These provisions will not apply to a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to us or the applicable Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less. In addition, these provisions will not apply to a Sale and Leaseback Transaction that we and our Restricted Subsidiaries enter into if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) of the first paragraph under “— Restrictions on Secured Debt” above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under this caption “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

Change in Control Trigger for 9.100% Senior Notes due 2017

Unlike our other senior notes, with respect to our $265.0 million of 9.100% Senior Notes, unless we have exercised our option to redeem the 9.100% Senior Notes by notifying the holders to that effect as described in the 9.100% Senior Notes, if a Change of Control Triggering Event occurs as defined in the terms of such 9.100% Senior Notes, we will be required to make an offer (a “Change of Control Offer”) to each holder of such 9.100% Senior Notes to repurchase all or any part (equal to $2,000 or any integral multiples of $1,000 in excess thereof) of that holder’s 9.100% Senior Notes on the terms set forth therein. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the 9.100% Senior Notes repurchased, plus accrued and unpaid interest, if any, on the 9.100% Senior Notes repurchased up to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, notice will be given to holders of the 9.100% Senior Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 9.100% Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is given or, if the notice is given prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than in each case as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all 9.100% Senior Notes or portions of 9.100% Senior Notes properly tendered and not withdrawn pursuant to the terms of the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 9.100% Senior Notes or portions of 9.100% Senior Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the 9.100% Senior Notes properly tendered and accepted together with an officers’ certificate stating the aggregate principal amount of 9.100% Senior Notes or portions of 9.100% Senior Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and price and otherwise substantially in compliance with the requirements for an offer made by us and the third party promptly purchases all 9.100% Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any 9.100% Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If we are required to offer to repurchase the 9.100% Senior Notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the 9.100% Senior Notes in cash at such time. In addition, our ability to repurchase the 9.100% Senior Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the 9.100% Senior Notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of 9.100% Senior Notes to require us to repurchase such holder’s 9.100% Senior Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, the holders of the 9.100% Senior Notes may not be able to resolve this uncertainty without legal action.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 9.100% Senior Notes as a result of a Change of Control Triggering Event. If the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the 9.100% Senior Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the 9.100% Senior Notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the 9.100% Senior Notes, the following terms apply:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person (as that term is used in Section 13(d)(3) of the Exchange Act), other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) our consolidation with, or our merger with or into, any person, or any person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(5) the adoption by our Board of Directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clauses (1) or (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the direct or indirect holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the 9.100% Senior Notes were issued, (2) was nominated for election to our Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating by any Substitute Rating Agency or Substitute Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the 9.100% Senior Notes or fails to make a rating of the 9.100% Senior Notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the 9.100% Senior Notes is lowered independently by each of the Rating Agencies and the 9.100% Senior Notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case on any day during the period (which period will be extended so long as either of the Rating Agencies has publicly announced that, as a result of the Change of Control, the rating of the 9.100% Senior Notes is under consideration for a possible downgrade) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or of our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the Board of Directors of that person.

Consolidation, Merger and Sale of Assets

In addition to the restrictions applicable to the 9.100% Senior Notes, as described above under “Description of Debt Securities — Change in Control Trigger Event for 9.100% Senior Notes due 2017,” each indenture provides that neither we nor any of the Guarantors will, in any transaction or series of related transactions, consolidate or merge with or into any other Person or sell, lease, assign, transfer or otherwise convey all or substantially all its properties and assets to any other Person unless:

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either (1) we or such Guarantor, as the case may be, shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us or such Guarantor, as the case may be) formed by or resulting from the consolidation or merger or to which such properties and assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is, in the case of a merger, consolidation or other such transaction involving us, a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all our other obligations under such indenture and the debt securities outstanding thereunder, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of any debt securities outstanding under such indenture that are convertible or exchangeable into Common Stock or other securities and for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture, and (B) is, in the case of a merger, consolidation or other such transaction involving a Guarantor, a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) shall expressly assume, by a supplemental indenture, the due and punctual performance and observance of all the Guarantor’s obligations under such indenture (including its Guarantee), and which supplemental indenture shall provide for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture;

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immediately after giving effect to such transaction or transactions, no Event of Default under such indenture, and no event that, after notice or lapse of time or both, would become an Event of Default under such indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by such indenture.

Upon any consolidation by us or any Guarantor with, or any merger of us or any Guarantor into, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of ours or any Guarantor to any Person in accordance with the provisions of any indenture described above, the successor Person formed by the consolidation or into which we are or such Guarantor, as the case may be, is merged or to which the sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, us or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, and may exercise every right and power of ours or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, under such indenture with the same effect as if such successor Person had been named as us or such Guarantor, as applicable, therein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under such indenture and, in the case of a transaction involving us, the debt securities issued under such indenture or, in the case of a transaction involving a Guarantor, its Guarantee of such debt securities.

Events of Default

An “Event of Default” with respect to the debt securities of any series issued under any indenture is defined as being:

(1) default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

(2) default in payment of any principal of, or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of Common Stock or other securities or property);

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4) default by us or any Guarantor in the performance of, or breach of, any other covenant or warranty in such indenture or in any debt security of that series (other than a covenant or warranty included in such indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default or breach for a period of 60 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5) a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of ours or any of our Significant Subsidiaries, whether such Indebtedness existed on the date of such indenture or shall be created thereafter, if (a) such default results from the failure to pay any such Indebtedness when due (provided that no such failure to pay Indebtedness when due shall be deemed to have occurred so long as we or such Significant Subsidiary, as the case may be, shall be contesting whether such Indebtedness is due in good faith by appropriate proceedings) or as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the sum of (x) the principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness when due or the maturity of which has been so accelerated, equals $20,000,000 or more, individually, or $40,000,000 or more, in the aggregate, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6) certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;

(7) the Guarantee of any Guarantor ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with such indenture) or is declared by a court or governmental authority of competent jurisdiction to be null and void or unenforceable or the Guarantee of any Guarantor is found by a court or governmental authority of competent jurisdiction to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of such indenture); or

(8) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to a series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture requires the trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series outstanding under that indenture, to mail notice of such default, if known to the trustee, to all holders of debt securities of that series unless the default has been cured or waived. However, each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal or any premium or interest) if the trustee in good faith determines it is in the interest of the holders to do so. As used in this paragraph, the term “default” means any event or condition that is, or with notice or lapse of time or both would be, an Event of Default.

If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Each indenture provides that, subject to the duty of the trustee thereunder during a default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series issued under that indenture unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture with respect to the debt securities of that series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture under which such debt securities were issued or for any remedy thereunder unless:

(1) such holder previously has given written notice to the trustee under such indenture of a continuing Event of Default with respect to debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

(3) in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to institute any such proceeding; and

(4) during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium or interest on such debt security on the respective dates such payments are due, and to receive any payments required to be made by any Guarantor pursuant to its Guarantee when due, and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange such debt security in accordance with its terms, and to institute suit for the enforcement of any such payment or any such right to convert or exchange, and such right shall not be impaired without the consent of such holder.

We are required to furnish to the trustee annually a statement as to any default in the performance of our obligations under the applicable indenture. Each of the Guarantors also is required to furnish to the trustee annually a statement as to any default in the performance of its obligations under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

Each indenture provides that, upon our direction, such indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by us (subject to the survival of certain provisions thereof) when:

(1) either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding debt securities of such series have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption by us within one year and, in each case, we have deposited with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date thereof, as the case may be;

(2) we have paid all other sums payable under such indenture with respect to the debt securities of such series; and

(3) certain other conditions specified in the indenture are met.

Subject to meeting the conditions described below, we may elect with respect to any series of debt securities either:

(1) to defease and be discharged from any and all obligations with respect to the debt securities of such series (except for, among other things, the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold money for payment in trust) (“defeasance”); or

(2) to be released from our obligations with respect to the debt securities of such series under certain restrictive covenants in the indenture (including, in the case of any series of senior debt securities, the covenants described above under “— Certain Covenants — Restrictions on Secured Debt” and “— Certain Covenants — Restrictions on Sale and Leaseback Transactions”), and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series (“covenant defeasance”);

in either case upon the irrevocable deposit with the applicable trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations that through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay the principal of and any premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. Upon any defeasance (but not covenant defeasance) of the debt securities of any series, the Guarantors will be released from their Guarantees of the debt securities of that series.

Such defeasance or covenant defeasance with respect to the debt securities of any series shall be effective if, among other things,

(1) it shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or is bound;

(2) in the case of defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the applicable indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for

United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3) if the action is taken under the senior subordinated indenture or subordinated indenture, no event or condition exists that, pursuant to the subordination provisions in that indenture, prevents us, or with notice or lapse of time or both would prevent us, from making payments on the debt securities of that series on the date we make the deposit of cash or Government Obligations into trust or at any time during the period ending on and including the 91 st day after the date of such deposit into trust;

(4) in the case of covenant defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(5) if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, we shall have given the applicable trustee irrevocable instructions to redeem such debt securities on such date.

It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event that, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of deposit of cash or Government Obligations into trust and, solely in the case of defeasance, no Event of Default described in clause (6) of the first paragraph under “— Events of Default” above shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit into trust.

If we effect covenant defeasance with respect to the debt securities of any series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default with respect to the debt securities of such series. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such debt securities at the time of any acceleration resulting from such Event of Default. However, we and the Guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Modification, Waivers and Meetings

Each indenture contains provisions permitting us, the Guarantors and the applicable trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under such indenture that is affected by the modification or amendment, to modify, amend or eliminate any of the provisions of such indenture (including the Guarantees of the debt securities of such series) or of the debt securities of such series or the rights of the holders of the debt securities of such series under such indenture; provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, on, or any installment of interest, if any, on any debt securities;

•	reduce the principal amount of any debt securities or any premium on any debt securities;

•	reduce the rate of interest on any debt securities;

•	reduce the amount payable on any debt securities upon redemption thereof by us;

•	change any place where, or the currency in which, any debt securities are payable;

•	impair a holder’s right to institute suit to enforce the payment of any debt securities when due;

•

modify in any manner adverse to holders the obligations of the Guarantors in respect to the due and punctual payment of the principal of, or premium or interest, if any, on any debt securities or release any Guarantor from its obligations under its Guarantee otherwise than in accordance with the terms of such indenture; or

•

reduce the aforesaid percentage of debt securities of any series issued under such indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

without in each such case obtaining the consent of each holder of each outstanding debt security issued under such indenture so affected.

In addition, we may not amend our senior subordinated indenture or our subordinated indenture to alter the subordination of any outstanding debt securities issued under that indenture or any Guarantees of any such debt securities without first obtaining the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected by the amendment.

Each indenture also contains provisions permitting us, the Guarantors and the applicable trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend such indenture in order to, among other things:

•	add to the Events of Default or the covenants made by us or the Guarantors for the benefit of the holders of all or any series of debt securities issued under such indenture;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to cure any ambiguity or correct or supplement any provision therein that may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under such indenture that shall not adversely affect the interests of the holders of any series of debt securities issued thereunder;

•

to provide for the assumption of our or a Guarantor’s obligations in the case of a merger, consolidation or sale, lease, assignment, transfer or other conveyance of all or substantially all of our or its properties and assets in accordance with the provisions of the indenture;

•	to secure the debt securities;

•	to add Guarantors or to evidence the release of any Guarantor in accordance with the provisions of the indenture;

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by us and the Guarantors with certain covenants and other provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities of such series; or in the case of any debt securities that are convertible into or exchangeable for

Common Stock or other securities or property, a default in any such conversion or exchange; or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under an indenture or are present at a meeting of holders of debt securities for quorum purposes, any debt security of that series owned by us or any Guarantor or any other obligor on such debt securities or the Guarantees of such debt securities or any Affiliate of ours, any Guarantor or such other obligor shall be deemed not to be outstanding.

Applicable Law

The indentures, the Guarantees and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the senior indenture. U.S. Bank National Association is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships. U.S. Bank National Association is trustee under the indenture relating to our outstanding senior subordinated notes. U.S. Bank National Association makes no representations or warranties regarding the securities or the adequacy or accuracy of this prospectus, except as provided herein under “Description of Debt Securities — Concerning the Trustee.”

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series outstanding under the applicable indenture at the date of determination, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bankruptcy Laws” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means our board of directors or any committee of that board duly authorized to act generally or in any particular respect for us under the applicable indenture.

“Capital Lease” means with respect to any Person at any date, any lease of property the liability under which, in accordance with generally accepted accounting principles, is required to be capitalized on such Person’s balance sheet or for which the amount of the liability thereunder is required to be disclosed in a note to such balance sheet.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of such Person, including, without limitation, common stock, preferred stock, limited liability company interests and partnership and joint venture interests; provided that, notwithstanding the foregoing, the term “Capital Stock,” as used in the proviso to the definition of “Common Stock,” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Common Stock” of any Person means all Capital Stock of the Person that is generally entitled to (1) vote in the election of directors of the Person or (2) if the Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of the Person; provided that, notwithstanding the foregoing, the term “Common Stock,” as used in the proviso to the definition of “Subsidiary,” of any Person means all Capital Stock of such Person that is generally entitled to: (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of KB Home and its Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

(2) investments in Subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Debt” means, with respect to any Person at any date, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (5) all obligations of such Person as lessee under

Capital Leases, (6) all Debt of others for the payment of which such Person is responsible or liable as obligor or guarantor and (7) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

“Domestic Significant Subsidiary” means, as of any date of determination, a Significant Subsidiary (1) that is organized under the laws of the United States or any state thereof or the District of Columbia and (2) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with GAAP) is located in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Financial Services Subsidiary” means KB HOME Mortgage Company, an Illinois corporation, and any other Subsidiary, if any, engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of debt securities issued under the applicable indenture, such accounting principles as are generally accepted in the United States as of the date or time of any computation required thereunder; provided that, notwithstanding the foregoing, the term “generally accepted accounting principles,” as used in the subordination provisions of the indentures and in the definition of “Capital Lease,” means generally accepted accounting principles as in effect and implemented by us from time to time.

“Guarantor” or “Guarantors” means, with respect to the debt securities issued under any indenture, (1) KB HOME Coastal Inc., a California corporation; KB HOME Greater Los Angeles Inc., a California corporation; and KB HOME Orlando LLC, a Delaware limited liability company, and (2) any Person that becomes a guarantor of debt securities under such indenture pursuant to the provisions described above under “— Guarantees — Additional Guarantors,” or otherwise enters into a supplemental indenture pursuant to which such Person becomes a guarantor of debt securities under such indenture, but excluding in each case any Person whose Guarantee has been released pursuant to such indenture. If a successor Person replaces any of the Guarantors named in clause (1) of the preceding sentence in accordance with the provisions of the applicable indenture, the term “Guarantor” shall, for purposes of such indenture, thereafter include such successor instead of the Guarantor originally named in such clause (1).

“Indebtedness” means, without duplication, with respect to any Person,

(1) any liability of such Person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation, or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2) any liability of others described in the preceding clause (1) that such Person has guaranteed or that is otherwise its legal liability;

(3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

(4) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Non-Recourse Indebtedness” means Indebtedness secured by a Security Interest in or on property to the extent that the liability for such Indebtedness (and any premium, if any, and interest thereon) is limited to the security of such property without liability on our part or on the part of any of our Subsidiaries for any deficiency, including liability by reason of any agreement by us or any of our Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such Indebtedness, but provided that obligations or liabilities of ours or our Subsidiaries solely for indemnities, covenants or breaches of warranties, representations or covenants in respect of any Indebtedness will not prevent such Indebtedness from being classified as Non-Recourse Indebtedness.

“Person” means any individual, Corporation, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. As used in the immediately preceding sentence, the term “Corporation” means corporations, partnerships, associations, limited liability companies and other companies, and business trusts. Notwithstanding the foregoing provisions of this paragraph, the term “Person,” as used in the subordination provisions of the indentures, in the definitions of “Capital Lease,” “Debt” and “Trade Payables” and in the proviso to the definitions of “Capital Stock,” “Common Stock” and “Subsidiary,” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redeemable Capital Stock” means any Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is required or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series outstanding under the applicable indenture, or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Subsidiary which is not a Financial Services Subsidiary.

“Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of our Consolidated Net Tangible Assets as of the date of determination or (b) another property or group of properties (not including model homes) whose book value exceeds 5% of our Consolidated Net Tangible Assets as of the date of determination, in each case if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in or on any of our property or any property of any Restricted Subsidiary or (ii) a Security Interest in or on shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in or on equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in or on our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness that is secured exclusively by “land under development,” “land held for future development,” or “improved lots and parcels,” as such categories of assets are determined in accordance with GAAP. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation S-X was in effect on June 1, 1996).

“Subject Notes” means, with respect to any series of debt securities issued under an indenture, debt securities of any other series issued under that indenture.

“Subsidiary” means any (1) corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries and (2) entity other than a corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries; provided that, notwithstanding the foregoing, the term “Subsidiary,” as used in the subordination provisions of the indentures and in the definition of “Senior Indebtedness,” of any Person means (a) any corporation at least a majority of the aggregate voting power of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person, and (b) any entity other than a corporation at least a majority of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person.

“Substitute Credit Facility” means any credit facility (as the same may be amended, supplemented or modified from time to time) of ours which is created subsequent to December 18, 2003, so long as we are a borrower under such Substitute Credit Facility.

“Trade Payables” means, with respect to any Person, accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 290,000,000 shares of common stock, with 77,005,075 shares of our common stock outstanding on May 31, 2011. Our grantor stock ownership trust held an additional 11,048,044 shares of our common stock on that date, and 27,095,467 shares of our common stock were held in treasury. We are also authorized to issue (i) 25,000,000 shares of special common stock, none of which is outstanding, and (ii) 10,000,000 shares of preferred stock, none of which is outstanding. However, we have reserved 2,900,000 shares of our Series A Participating Cumulative Preferred Stock, which we sometimes refer to as the “rights preferred stock,” for issuance under our stockholder rights plan as described below. At May 31, 2011, our common stock was held by 877 holders of record.

The following summarizes certain provisions of our restated certificate of incorporation and stockholder rights plan. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and stockholder rights plan. We have filed copies of these documents with the SEC and have incorporated them by reference as exhibits to the registration statement of which this prospectus is a part. You should read these documents, which may be obtained as described above under “Where You Can Find More Information.”

Common Stock and Special Common Stock

Voting.    Our common stock and special common stock generally have identical rights, except holders of common stock are entitled to one vote per share while holders of our special common stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders and except that holders of our special common stock have the conversion rights described below. Holders of common stock and special common stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of common stock and special common stock, voting together as a single class, subject to any voting rights of holders of any outstanding preferred stock. Any amendments to our restated certificate of incorporation generally must be approved by a majority of the combined voting power of all shares of common stock and special common stock, voting together as a single class. However, an amendment that adversely affects the rights of the common stock or special common stock must be approved by a majority of the votes entitled to be cast by holders of the affected class, voting as a separate class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the common stock and special common stock voting together as a single class.

Preemptive Rights; Conversion.    Our common stock and special common stock have no preemptive rights, and neither provides for redemption. Our common stock is not convertible into any other securities. If we make a tender or exchange offer for shares of our common stock or if another person makes a tender offer for our common stock, each share of special common stock will be convertible at the option of the holder into one share of common stock solely to enable those shares of common stock to be tendered pursuant to that offer. Each share of special common stock converted into common stock and not purchased pursuant to that offer will be automatically reconverted into one share of special common stock. All our outstanding shares of common stock are fully paid and nonassessable and shares of our special common stock, if issued, will be fully paid and nonassessable.

Dividends.    Subject to any prior dividend rights of our outstanding preferred stock, if any, holders of our common stock and special common stock may receive dividends and distributions from funds legally available for dividends in the discretion of our board of directors. Holders of common stock and special common stock will share equally in all dividends and distributions on a per share basis. If we pay dividends or other distributions in capital stock other than preferred stock (including stock splits), only shares of common stock will be distributed with respect to common stock and only shares of special common stock will be distributed with respect to special common stock, in each case in an amount per share equal to the amount per share distributed with respect to the common stock or the special common stock, as the case may be. If we combine or reclassify our common stock or special common stock, the shares of each such class will be combined or reclassified so as to retain the proportionate interest of each class after giving effect to the combination or reclassification.

Distributions on Liquidation.    The common stock and special common stock are entitled to share pro rata in any distribution upon our liquidation, dissolution or winding up, after payment or provision for our liabilities and after giving effect to any liquidation preference of any preferred stock.

Reorganization, Consolidation or Merger.    If we reorganize, consolidate or merge, each holder of a share of common stock will receive the same kind and amount of property that a holder of a share of special common stock receives, and each holder of a share of special common stock will receive the same kind and amount of property receivable by a holder of common stock.

Preferred Stock

We are authorized to issue preferred stock in one or more series with the designations, rights, preferences and limitations determined by our board of directors, including the consideration to be received for the preferred stock, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock and special common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock or special common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock and special common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our restated certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock and special common stock.

Stockholder Rights Plan

On January 22, 2009, we adopted a Rights Agreement between us and Mellon Investor Services LLC, as rights agent, dated as of that date (the “2009 Rights Agreement”), and declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock that was payable to stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the 2009 Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us 1/100th of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00 (the “Purchase Price”). If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights. The rights will not be exercisable until the earlier of (i) 10 calendar days after a public announcement by us that a person or group has become an Acquiring Person (as defined under the 2009 Rights Agreement) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock.

Until these rights become exercisable (the “Distribution Date”), common stock certificates will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock. If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring

Person, which will be void, will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price. After the later of the Distribution Date and the time we publicly announce that an Acquiring Person has become such, our board of directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.

At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, our board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the “Redemption Price”). The redemption will be effective immediately upon the board of directors’ action, unless the action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon. The rights issued pursuant to the 2009 Rights Agreement will expire on the earliest of (a) the close of business on March 5, 2019, (b) the time at which the rights are redeemed, (c) the time at which the rights are exchanged, (d) the time at which our board of directors determines that Article Ninth in our restated certificate of incorporation is no longer necessary, and (e) the close of business on the first day of a taxable year of us to which our board of directors determines that no tax benefits may be carried forward. At our annual meeting of stockholders on April 2, 2009, our stockholders approved the 2009 Rights Agreement.

Article Ninth of Our Restated Certificate of Incorporation

Article Ninth of our restated certificate of incorporation contains provisions designed to restrict direct and indirect transfers of our common stock if such transfers will affect the percentage of stock owned by any stockholder or relevant group of stockholders who are deemed to own at least 5% or more of our common stock under Section 382 of the Internal Revenue Code, including transfers where the effect would be to increase the direct or indirect ownership of our common stock by any person or relevant group from less than 5% to 5% or more, and transfers where the effect would be to increase the percentage of our common stock owned directly or indirectly by a person or relevant group owning or deemed to own 5% or more of our common stock. Subject to certain conditions, Article Ninth also prohibits any person or relevant group deemed to own 5% or more of our common stock from disposing of any shares of our common stock without the express consent of our board of directors. Any direct or indirect transfer of our common stock attempted in violation of the provisions of Article Ninth is deemed void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the attempted transfer), and the purported transferee (or, in the case of an indirect transfer, the direct owner) would not be recognized as the owner of the subject shares for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares of our common stock, or, in the case of options, receiving the underlying common stock in respect of the exercise of such options. In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the subject common stock to our agent along with any dividends or other distributions paid with respect to such common stock. Our agent is required to sell such common stock in an arms’ length transaction (or series of transactions) that do not constitute a violation of Article Ninth. The net proceeds of any such sale, together with any other distributions with respect to the subject common stock received by our agent, after deduction of the agent’s costs, will be distributed first to the purported transferee in an amount, if any, up to the cost incurred by the purported transferee to acquire the subject common stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the subject common stock is sold by the purported transferee, such person will be treated as having sold such common stock on behalf of our agent and will be required to remit all proceeds to our agent, except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such common stock.

Additional Provisions of Our Restated Certificate of Incorporation

We have adopted certain defensive measures, including restricting stockholders’ ability to call special meetings of stockholders, implementing our stockholder rights plan and amending our restated certificate of incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to us. In addition, our restated certificate of incorporation prohibits stockholder action by written consent.

These defensive measures could require a potential acquiror of us to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of our stockholders than might otherwise be the case. These measures may also discourage a proxy contest or make it more difficult to complete a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that would give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, if a person or group acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) without prior board of directors approval, the interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least 85% of the corporation’s voting stock (excluding from the outstanding voting stock, shares held by persons who are directors and also officers and shares held pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by our board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section 203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by our board of directors.

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, common stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in the applicable prospectus supplement and/or free writing prospectus. We may offer depositary shares rather than offering fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that prospectus supplement or free writing prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary — and at other places as it thinks is advisable — any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or free writing prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing that holder’s obligations under the original purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement or free writing prospectus will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. This description is not complete and the description in the applicable prospectus supplement or in the applicable free writing prospectus will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary agreements, relating to the stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in an applicable prospectus supplement or free writing prospectus differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement or free writing prospectus. Selected United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of those methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered securities.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2010, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

$150,000,000

% Convertible Senior Notes due 2019

PROSPECTUS SUPPLEMENT

                     , 2013

Joint Book Running Managers

Citigroup

Credit Suisse

BofA Merrill Lynch

Deutsche Bank Securities